                                                                     EXHIBIT 2.1

                      STOCK AND ASSET PURCHASE AGREEMENT

                                     AMONG

                              OCCUCENTERS, INC.,

              OCCUPATIONAL HEALTH CENTERS OF THE SOUTHWEST, P.A.,

                                      AND

              DRCA MEDICAL CORPORATION, WILLIAM F. DONOVAN, M.D.,

               PHYSICARE, L.L.P., AND DRCA HOUSTON CLINICS, INC.



                               DECEMBER 31, 1996

                               TABLE OF CONTENTS
                               -----------------
                                                                  PAGE
                                                                  ----
Recitals.........................................................    1
ARTICLE 1 - Definitions..........................................    2
ARTICLE 2 - Purchase of Assets...................................    6
ARTICLE 3 - The Closing and the Effective Time...................    8
ARTICLE 4 - Representations and Warranties.......................    9
ARTICLE 5 - Pre-Closing Covenants................................   22
ARTICLE 6 - Conditions Precedent to Closing......................   24
ARTICLE 7 - Indemnification......................................   29
ARTICLE 8 - Post-Closing Covenants...............................   31
ARTICLE 9 - Termination..........................................   38
ARTICLE 10 - Miscellaneous.......................................   38

                             EXHIBITS and SCHEDULES
                             ----------------------

Exhibit A        Escrow Agreement
Exhibit B        Landlord's Agreement
Exhibit C        Sellers' Legal Opinion Matters
Exhibit D        General Conveyance, Bill of Sale and Assignment
Exhibit E        Buyers' Legal Opinion Matters
Exhibit F        Assumption Agreement

Schedule 1        Clinic Names and Locations
Schedule 2        Real Property Ownership and Leases
Schedule 3        Allocation of Purchase Price Payment Among Sellers
Schedule 1.1(a)   List of Tangible Personal Property
Schedule 1.1(d)   Contracts and Purchase Orders
Schedule 1.17     Excluded Assets
Schedule 4.1(f)   Financial Statements
Schedule 4.1(j)   Real Property Leases
Schedule 4.1(l)   Bank Accounts
Schedule 4.1(m)   Tax Returns and Audits
Schedule 4.1(n)   Litigation and Proceedings
Schedule 4.1(o)   Compensation and Benefits of Employees
Schedule 4.1(q)   Required Consents and Notices
Schedule 4.1(r)   Permits and Licenses
Schedule 4.1(s)   Absence of Specified Changes
Schedule 4.1(t)   Insurance Policies
Schedule 4.1(u)   Employee Benefit Plans
Schedule 4.1(x)   Real Property
Schedule 4.1(y)   Depreciation Schedule
Schedule 6.1(n)   Physicians and Employees to Sign Agreements
Schedule 8.5      Certain Equipment Debt
Schedule 8.6(b)   Facility Locations

                      STOCK AND ASSET PURCHASE AGREEMENT

     This Stock and Asset Purchase Agreement (the "Agreement") is made and entered into as of the 31st day of December, 1996, by and among OccuCenters, Inc., a Nevada corporation ("OCI"), and Occupational Health Centers of the Southwest, P.A., a Texas professional association ("OHCSW") (OCI and OHCSW being sometimes hereinafter referred to collectively as "Buyers" and, individually, as a "Buyer"), and DRCA Medical Corporation, a Texas corporation ("DRCA"), William
F. Donovan, M.D. ("Donovan"), PhysiCare, L.L.P., a Texas registered limited liability partnership ("PCLLP"), and DRCA Houston Clinics, Inc., a Texas corporation ("DRCA Houston") (DRCA, Donovan, PCLLP, and DRCA Houston being sometimes hereinafter referred to collectively as "Sellers" and, individually, as a "Seller").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, DRCA owns all of the issued and outstanding capital stock (the "PhysiCare Stock") of PhysiCare Little Rock, Inc., an Arkansas corporation ("PhysiCare"); and

     WHEREAS, Donovan owns all of the issued and outstanding capital stock (the "Little Rock PA Stock") of Occupational Medicine Associates of Little Rock, P.A., an Arkansas professional association ("Little Rock PA"); and

     WHEREAS, PCLLP and DRCA Houston (sometimes hereinafter referred to collectively as "Houston Asset Sellers") own certain Assets (as hereinafter defined) in connection with the operation of OcMed Businesses (as hereinafter defined) in the Houston, Texas, area (the "Houston Assets"); and

     WHEREAS, Sellers are engaged in OcMed Businesses at and/or based from the respective locations (the "Real Property") and under the respective business names listed in Schedule 1 attached hereto; and

     WHEREAS, Sellers, respectively, lease the Real Property from the lessors (the "Landlords") pursuant to the lease agreements (the "Real Property Leases") with the respective Landlords identified in Schedule 2 attached hereto; and

     WHEREAS, OCI desires to purchase, and DRCA desires to sell, the PhysiCare Stock, on the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, OHCSW desires to purchase, and Donovan desires to sell, the Little Rock PA Stock, on the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, OCI desires to purchase, and Houston Asset Sellers desire to sell, the Houston Assets, on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyers and Sellers hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     1.1  "Assets" means all assets held for use in the operations of the
           ------
Clinics and/or otherwise used or held for use in the operations of the OcMed Businesses, including, without limitation, all Personal Property, Real Property Leases, Names, General Intangibles, Accounts Receivable, and Goodwill (and excluding only the Excluded Assets, as defined in Section 1.17), which are defined as follows:

          (a) "Personal Property" means all tangible personal property owned
               -----------------
(but with respect only to the Houston Asset Sellers, only to the extent used and/or held for use in the operations of the Clinics and/or the OcMed Businesses), including, without limitation, all office furniture, fixtures, leasehold improvements, supplies, prepaids, deposits, Inventory, Equipment, vehicles, Books and Records, medical instruments, materials, and consumables, together with any and all warranties thereon (to the extent same are assignable), including without limitation those described on Schedule 1.1(a) hereto.

          (b) "Real Property Leases" shall have the meaning set forth on the
               --------------------
first page of this Agreement.

          (c) "Names" means all right, title, and interest in and to the Clinic
               -----
names and the OcMed Businesses names set forth in Schedule 1 attached hereto, the name "Physicare Little Rock, Inc." (but only with respect to use in the State of Arkansas and/or any other area outside the State of Texas in which the OcMed Businesses are presently, or have at any time during the preceding six (6) months been, conducted), the name "Occupational Medicine Associates of Little Rock" (but only with respect to use in the State of Arkansas and/or any other area outside the State of Texas in which the OcMed Businesses are presently, or have at any time during the preceding six (6) months been, conducted), and the name (including all rights to the registered service mark thereof) "Medi-Stat," and any derivative or variation of any of the foregoing.

          (d) "General Intangibles" means all right, title, and interest in and
               -------------------
to any and all general intangibles and other intangible assets used or held for use in the business of the Clinics and/or the OcMed Businesses, including, without limitation, all of the Contracts and Purchase Orders described on
Schedule 1.1(d) hereto, all computer software (including computer software licenses and, with respect only to the PhysiCare and/or the Little Rock PA Clinics and/or OcMed Businesses, any proprietary billing and management information system developed or under development), and all permits and licenses (to the extent the same are transferable under applicable Laws).

          (e) "Accounts Receivable" means all right, title, and interest in and
               -------------------
to any and all accounts receivable, trade receivables, notes receivable, and other receivables arising out of, related to, or connected with the OcMed Businesses and/or the business of the Clinics.

          (f) "Goodwill" means the Purchase Price less the fair market value of
               --------
the other Assets.

     1.2  "Assumed Liabilities" shall have the meanings set forth in Section
           -------------------
2.2.

     1.3  "Balance Sheets" and "Balance Sheet Date" shall have the meanings set
           ---------------------------------------
forth in Section 4.1(f).

     1.4  "Books and Records" means (i) the minute books containing the minutes
           -----------------
of all meetings and written consents of the shareholders and directors (and all committees thereof), shareholder register, stock transfer ledgers, stock certificate book, and corporate seal of PhysiCare and Little Rock PA, and (ii) the books and records of PhysiCare, Little Rock PA, and Sellers relating to the OcMed Businesses and/or to the development and/or business of the Clinics, including, without limitation, all accounting records, medical records, files, invoices, customer lists, and supply lists.

     1.5  "Claim" means a claim pursuant to Article 7 that a party is entitled,
           -----
or may become entitled, to indemnification under this Agreement.

     1.6  "Clinics" means the businesses of PhysiCare, Little Rock PA, and/or
           -------
Sellers conducted at the Real Property.

     1.7  "Closing" means the closing of the transactions contemplated by this
           -------
Agreement.

     1.8  "Closing Date" shall have the meaning set forth in Section 3.1.
           ------------

     1.9  "Contract" means a contract, commitment, lease, note, mortgage, or
           --------
other agreement or instrument, but not including the Real Property Leases or the Purchase Orders.

     1.10 "Effective Time" means 11:59 p.m., on December 31, 1996.
           --------------

     1.11 "Employee Benefit Liability" means any liability or obligation of any
           --------------------------
of the Sellers, or, with respect to periods prior to the Effective Time, PhysiCare or Little Rock PA (a) that is an accrued but unpaid monetary obligation to make a contribution under any Employee Benefit Plan, other than any such obligation that is attributable to the transactions provided for herein; (b) for accrued vacation pay or accrued sick pay; (c) for accrued employee wages payable in the ordinary course of business and payroll taxes with respect thereto; (d) that is due and owing to independent contractors (including physician specialists); or (e) for other employee fringe benefits, including without limitation insurance programs (including COBRA obligations), expense reimbursement obligations, continuing education stipends, and automobile allowances.

     1.12 "Employee Benefit Plans" shall have the meaning set forth in Section
           ----------------------
4.1(u).

     1.13 "Encumbrance" means any security interest, lien, claim, condition,
           -----------
restriction, or other encumbrance.

     1.14 "Equipment" means the machinery, equipment, tools, spare parts,
           ---------
furniture, vehicles, and other items of tangible personal property of any kind (other than Inventory) which are used in the OcMed Businesses and/or in the business or operations of the Clinics.

     1.15 "Escrow Agent" means the Escrow Agent named in the Escrow Agreement.
           ------------

     1.16 "Escrow Agreement" means the form of Escrow Agreement attached hereto
           ----------------
as Exhibit A.
   ---------

     1.17 "Excluded Assets" means the Assets described on Schedule 1.17 attached
           ---------------                                -------------
hereto.

     1.18 "Excluded Liabilities" shall have the meaning set forth in Section
           --------------------
2.3.

     1.19 "Financial Statements" shall have the meaning set forth in Section
           --------------------
4.1(f).

     1.20 "Houston Assets" shall have the meaning set forth on the first page of
           --------------
this Agreement.

     1.21 "Indemnified Party" shall have the meaning set forth in Section 7.3.
           -----------------

     1.22 "Indemnifying Party" shall have the meaning set forth in Section 7.3.
           ------------------

     1.23 "Inventory" means medical and office supplies (with respect to the
           ---------
Houston Asset Sellers, only to the extent used or held for use in the Clinics and/or the OcMed Businesses), including, but not limited to, drugs, bandages, and office materials.

     1.24 "Landlords" shall have the meaning set forth on the first page of this
           ---------
Agreement.

     1.25 "Landlord's Agreement" means the form of Landlord's Agreement attached
           --------------------
hereto as Exhibit B.
          ---------

     1.26 "Law" means any law, ordinance, code, rule, or regulation of any
           ---
governmental unit or administrative or regulatory agency.

     1.27 "Little Rock Assets" means the Assets owned by PhysiCare and the
           ------------------
Assets owned by Little Rock PA.

     1.28 "Loss" means any loss, damage, or expense (including, without
           ----
limitation, attorneys' fees, and costs of investigation and litigation).

     1.29 "Objection Period" shall have the meaning set forth in Section 7.3.
           ----------------

     1.30  "OcMed Businesses" means primary care practices, occupational
            ----------------
medicine practices and business, and mobile testing businesses owned and/or operated by PhysiCare, Little Rock PA, and/or any Seller, and including, without limitation, the operations of the Clinics and/or the provision of, marketing of, establishing networks of providers or payors for, or otherwise promoting, occupational healthcare services or the practice of occupational medicine (i.e., employer or employer's insurance paid medical services relating to employees and having specific reference to employment related matters, including without limitation preplacement physical exams, laboratory testing, x-rays, audiometry, spirometry, electrocardiography, drug screens, work related injuries and illnesses, physical therapy and rehabilitation associated with work-related injuries, work-related independent medical evaluations, and/or consulting with employers regarding employer policies and case management).

     1.31 "Purchase Order" means any order, contract, commitment, or agreement
           --------------
for the purchase of supplies, equipment, services, or other items used in the business or operations of the Clinics or in the OcMed Businesses.

     1.32 "Purchase Price" shall have the meaning set forth in Section 2.1.
           --------------

     1.33 "Real Property" shall have the meaning set forth on the first page of
           -------------
this Agreement.

     1.34 "Resolution Period" shall have the meaning set forth in Section 7.4.
           -----------------

     1.35 "Sellers' Affiliates" means (a) any relative of any Seller or entity
           -------------------
that is controlled by, or a majority of the equity interests of which are owned by, a Seller or any relatives of a Seller, or for which a Seller or any relative of a Seller serves as an officer or a member of the board of directors or other governing body, or (b) any entity which controls, is controlled by, or is under common control with any entity described in clause (a) of this Section 1.36. As used in this Section 1.36, a "relative" of a person is any parent, child, spouse or sibling of a person, or any parent, child, or sibling of a person's spouse.

     1.36 "Third-Party Suit" means a suit or proceeding by a third party with
           ----------------
respect to which a Claim is made.

     1.37 "Trade Accounts Payable" means recurring trade obligations (a) that
           ----------------------
arise from the acquisition of merchandise, materials, supplies, and services used in the provision of goods and services at the Clinics or in the OcMed Businesses, and (b) which are directly related to the continuing operations of the Clinics or the OcMed Businesses, including, without limitation, drug screens and medical supplies. Trade Accounts Payable shall be limited to amounts due third parties for goods and services and shall not include any indebtedness or any Employee Benefit Liabilities, accrued but unpaid interest, or real estate taxes.

                                   ARTICLE 2
                         PURCHASE OF PHYSICARE STOCK,
                   LITTLE ROCK PA STOCK, AND HOUSTON ASSETS

          2.1  Purchase Price; Payment.  At the Closing on the Closing Date,
               -----------------------
subject to the terms and conditions set forth in this Agreement: (a) DRCA agrees to sell, convey, transfer, and deliver the PhysiCare Stock to OCI, and OCI agrees to purchase and accept the PhysiCare Stock from DRCA; (b) Donovan agrees to sell, convey, transfer, and deliver the Little Rock PA Stock to OHCSW, and OHCSW agrees to purchase and accept the Little Rock PA Stock from Donovan; and
(c) Houston Asset Sellers agree to sell, convey, transfer, and deliver the Houston Assets to OCI, and OCI agrees to purchase and accept the Houston Assets from Houston Asset Sellers. In full consideration for the sale, conveyance, transfer, and delivery to OCI of the PhysiCare Stock at the Closing, to OHCSW of the Little Rock PA Stock at the Closing, and to OCI of the Houston Assets at the Closing, Buyers shall pay to Sellers an aggregate total of Seven Million Seven Hundred Thousand Dollars ($7,700,000) (the "Purchase Price"), subject to adjustment pursuant to the provisions of Section 8.5, and further reduced by any amount agreed by Buyers and Sellers at or prior to the Closing. The Purchase Price shall be allocated among Sellers in accordance with Schedule 3 attached hereto and shall be paid in cash or other immediately available funds at the Closing; provided, however, that a total of Five Hundred Thousand Dollars ($500,000) of the Purchase Price shall, in lieu of being paid to Sellers at the Closing, be deposited with the Escrow Agent pursuant to the Escrow Agreement (allocated among Sellers in accordance with Schedule 3 attached hereto).

          2.2  Assumed Liabilities.  The parties hereby acknowledge that the
               -------------------
transactions contemplated by this Agreement are based on the assumption that, at Closing, the liabilities and obligations of PhysiCare and Little Rock PA, and the liabilities and obligations relating to or arising in connection with the Houston Assets shall consist only of the following:

          (a) All of PhysiCare's, Little Rock PA's, and the Houston Asset Sellers' respective non-delinquent, executory obligations with respect to periods after the Effective Time under the Real Property Leases, and the Contracts and Purchase Orders that are described on Schedule 1.1(d); and

          (b) Subject to the provisions of Section 8.5, all Trade Accounts Payable of PhysiCare, Little Rock PA, and (to the extent arising and incurred in connection with the operation of the Clinics and the OcMed Businesses) the Houston Asset Sellers reflected in the Balance Sheets and/or incurred and outstanding in the ordinary course of business at the Effective Time.

The foregoing liabilities are hereinafter collectively referred to as the "Assumed Liabilities." On the terms and subject to the conditions set forth in this Agreement, including, without limitation, in Section 8.5 hereof, Buyers agree to assume at the Closing the Assumed Liabilities and to pay, perform, and discharge (or cause to be paid, performed, or discharged) the obligations of Sellers, PhysiCare, and/or Little Rock PA thereunder.

          2.3  Definition of Excluded Liabilities.  Pursuant to Section 4.1(g),
               ----------------------------------
Sellers have represented and warranted that PhysiCare, Little Rock PA, and the Houston Assets are not subject to any of the following liabilities (together with the liabilities described in Section 4.1(g), collectively, the "Excluded Liabilities"), none of which Excluded Liabilities, as between Buyers, on the one hand, and Sellers, on the other hand, are hereby assumed by Buyers, and all of which Excluded Liabilities, notwithstanding the provisions of Section 2.2, as between Buyers, on the one hand, and Sellers, on the other hand, shall be and remain the sole and absolute obligations of Sellers:

          (a) Any liability for any taxes imposed on or payable by PhysiCare, Little Rock PA, any Seller, or with respect to the Houston Assets relating to periods prior to the Effective Time, including, without limitation, all withholding and payroll taxes, any state or federal gross receipts or income tax, real estate, and personal property taxes;

          (b) Any liability under any litigation or administrative proceeding, including, without limitation, workers' compensation claims, EEOC claims, age discrimination or sexual harassment allegations, and other similar claims or allegations by employees, former employees, or prospective employees of any Seller, or, based upon acts or events occurring prior to the Effective Time, PhysiCare or Little Rock PA;

          (c) Any liability for personal injury, medical malpractice, or property damage which relates to the OcMed Businesses, the Clinics, or the operations of the OcMed Businesses or the Clinics and relates to the period prior to the Effective Time or any liability for personal injury, medical malpractice, or property damage which relates to any other business or other medical practice, if any, of PhysiCare, Little Rock PA, or any Seller;

          (d) Any liability under products liability, strict liability, or implied warranty claims relating to services rendered or products sold by any Seller, or, based upon acts or events occurring prior to the Effective Time, by PhysiCare or Little Rock PA;

          (e) All Employee Benefit Liabilities (including, without limitation, any liability for vacation pay or accrued sick pay, all of which shall be paid or satisfied on or prior to January 10, 1997), and any liability under any theory for services rendered by any Seller or, based upon acts or events occurring prior to the Effective Time, PhysiCare or Little Rock PA, or their respective employees or independent contractors (including, without limitation, taxes, penalties, and interest);

          (f) Any debt or obligation owed by PhysiCare, Little Rock PA, or any Seller to any Seller or any Sellers' Affiliate, including, without limitation, any accrued but unpaid management fees owing to any Seller or Sellers' Affiliate;

          (g) Any indebtedness for borrowed money, other than the Equipment Debt (as defined in Section 8.5);

          (h) Any obligation or liability under or relating to any Employee Benefit Plan, and any amount payable or other consideration that any Seller agrees in its discretion to pay to any employee or physician as an incentive or inducement to enter into an employment agreement pursuant to Section 6.1(n) hereof;

          (i) Any Medicare, Medicaid, or CHAMPUS contract or any other possible governmental liabilities of any Seller or any affiliate of any Seller (other than PhysiCare or Little Rock PA), or, based upon acts or events occurring prior to the Effective Time, of PhysiCare or Little Rock PA, it being the clear intent of the parties to this Agreement that any liability with regard to the foregoing is expressly rejected by Buyers and is expressly not assumed by Buyers;

          (j) PhysiCare's, Little Rock PA's, or any Seller's costs and expenses associated with this Agreement, as described in Section 5.5;

          (k) Any liability related to or arising under certain Little Rock "MRI Billing and Collection Agreements" described on Schedule 1.1(d) with respect to cash collections received prior to the Effective Time; or

          (l) All of PhysiCare's, Little Rock PA's, and the Houston Asset Sellers' respective obligations with respect to periods prior to the Effective Time under the Real Property Leases, and under the Contracts and Purchase Orders that are described on Schedule 1.1(d).

          2.4  Allocation of Purchase Price.  The Purchase Price to be paid to
               ----------------------------
the Houston Asset Sellers with respect to the Houston Assets shall be allocated among the Houston Assets in a manner to be agreed to by Buyers and the Houston Asset Sellers. The Houston Asset Sellers will provide Buyers with a proposed allocation within thirty (30) days following the Closing Date. Buyers and Sellers agree to utilize such agreed allocation with regard to any and all federal and state tax matters and for all other purposes.

                                   ARTICLE 3
                      THE CLOSING AND THE EFFECTIVE TIME

          3.1  The Closing.  The Closing referred to in Section 2.1 hereof (the
               -----------
"Closing") will take place at the offices of Hutcheson & Grundy, L.L.P., 1200 Smith Street, Suite 3300, Houston, Texas 77002, at 2:00 p.m., local time, on December 31, 1996, or at such other place or at such other date and time as the parties hereto shall agree. Such time and date are referred to herein as the "Closing Date."

          3.2  Effective Time.  The Closing shall be effective as of the
               --------------
Effective Time, and Buyers and Sellers agree to acknowledge and use said Effective Time for all purposes, including for accounting and federal and state tax reporting purposes.

          3.3  Effect of Delays.  Except as provided in Article 9, failure to
               ----------------
consummate the Closing on the date and time and at the place selected pursuant to this Article 3 shall not result in any termination of this Agreement and shall not relieve any party to this Agreement of any obligation hereunder.

                                   ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES

          4.1  Representations and Warranties by Sellers.  As a material
               -----------------------------------------
inducement for Buyers to enter into this Agreement and to consummate the transactions contemplated hereby, DRCA and DRCA Houston hereby jointly and severally make the following representations and warranties as of the date hereof and as of the Effective Time (and Donovan and PCLLP hereby in and for themselves only, respectively, and only to the extent related to Little Rock PA and PCLLP and the Houston Assets sold by PCLLP, respectively, pursuant to this Agreement hereby make the following representations and warranties as of the date hereof and as of the Effective Time) each of which is relied upon by Buyers regardless of any investigation made or information obtained by Buyers:

          (a) Organization, Standing, etc.  PhysiCare is a duly and validly
              ----------------------------
organized and existing corporation in good standing under the laws of the State of Arkansas, with full power and authority to carry on its business as presently conducted. PhysiCare does not have any direct or indirect interest of any kind in any other corporation, partnership, limited liability company, association, or business, and it has never conducted any business or engaged in any activity outside of the state of its incorporation. Little Rock PA is a duly and validly organized and existing professional association in good standing under the laws of the State of Arkansas, with full power and authority to carry on its business as presently conducted. Little Rock PA does not have any direct or indirect interest of any kind in any other corporation, partnership, limited liability company, association, or business, and it has never conducted any business or engaged in any activity outside of the state of its incorporation. PCLLP is a duly and validly organized and existing registered limited liability partnership under the laws of the State of Texas, with full power and authority to carry on its business as presently conducted. DRCA Houston is a duly and validly organized and existing corporation in good standing under the laws of the State of Texas, with full power and authority to carry on its business as presently conducted. Neither of the Houston Asset Sellers owns any direct or indirect interest of any kind in any other corporation, partnership, limited liability company, association, or business, and it has never conducted any business or engaged in any activity outside of the state of its incorporation or organization. DRCA is a duly and validly organized and existing corporation in good standing under the laws of the State of Texas, with full power and authority to carry on its business as presently conducted.

          (b) Due Authorization; Compliance with Instruments and Agreements. The
              -------------------------------------------------------------
execution, delivery, and performance by Sellers of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate and shareholder action, and no other approvals or authorizations are necessary in connection therewith. DRCA is the sole shareholder of PhysiCare. Donovan is the sole shareholder of Little Rock PA. This Agreement and all other agreements, instruments, certificates, and documents executed and delivered by or on behalf of Sellers are the valid and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms, subject as to enforcement only to applicable bankruptcy, insolvency, reorganization or other laws affecting the rights of creditors generally, or to equitable principles. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any breach or violation of any of the terms or provisions of, or constitute a default under, (i) the articles of incorporation or bylaws of any of PhysiCare, Little Rock PA, either of the Houston Asset Sellers, or DRCA, (ii) any statute, order, rule, or regulation of any court or governmental agency or body having jurisdiction over any of PhysiCare, Little Rock PA, the Houston Asset Sellers, or DRCA, or (iii) assuming that the required consents referred to in Schedule 4.1(q) attached hereto are obtained at or prior to the Closing Date, any agreement, instrument, or commitment to which the any of PhysiCare, Little Rock PA, either of the Houston Asset Sellers, or DRCA is a party, by which it is bound, or to which any of its property is subject.

          (c) Capitalization and Indebtedness for Borrowed Moneys.
              ---------------------------------------------------

          (i) Capitalization and Dividends.  The PhysiCare Stock to be conveyed
              ----------------------------
to OCI pursuant to this Agreement constitutes all of the issued and outstanding equity interests in PhysiCare. Sellers have delivered to Buyers true and complete copies of the articles of incorporation and bylaws of PhysiCare. Since January 1, 1996, PhysiCare has not (A) paid any dividend to any of its equity owners, (B) made any other distribution on or with respect to, or redeemed or otherwise acquired, any equity interest in PhysiCare, or (C) other than the initial issuance of PhysiCare Stock to DRCA, made or permitted any change in the authorized, issued, or treasury shares of its equity securities. The Little Rock PA Stock to be conveyed to OHCSW pursuant to this Agreement constitutes all of the issued and outstanding equity interests in Little Rock PA. Sellers have delivered to Buyers true and complete copies of the articles of incorporation and bylaws of Little Rock PA. Since January 1, 1996, Little Rock PA has not (A) paid any dividend to any of its equity owners, (B) made any other distribution on or with respect to, or redeemed or otherwise acquired, any equity interest in Little Rock PA, or (C) made or permitted any change in the authorized, issued, or treasury shares of its equity securities.

          (ii) Indebtedness for Borrowed Moneys.  Neither PhysiCare nor Little
               --------------------------------
Rock PA has any outstanding indebtedness for borrowed moneys except as reflected in the Balance Sheets included in Schedule 4.1(f) pursuant to subsection (f) below. True and complete copies of every instrument, agreement, and other document relating to any such indebtedness have been delivered to Buyers. At the time of the Closing, neither PhysiCare nor Little Rock PA will be indebted to or have any obligation to any Seller or Sellers' Affiliate.

          (iii)  Options or Rights.  Except for this Agreement, there are no
                 -----------------
outstanding agreements, rights, subscriptions, options, warrants, convertible securities, commitments, arrangements, or understandings of any character under which either PhysiCare or Little Rock PA is or may be obligated to issue or purchase any interest in PhysiCare or Little

Rock PA or under which any Seller is or may be obligated to sell or transfer any shares or other interest in PhysiCare or Little Rock PA.

          (d) Title to Shares.  DRCA has good and marketable title to all of the
              ---------------
PhysiCare Stock, free and clear of all Encumbrances and restrictions, legal or equitable, of every kind, except for restrictions on transfer imposed by federal or state securities laws. Donovan has good and marketable title to all of the Little Rock PA Stock, free and clear of all Encumbrances and restrictions, legal or equitable, of every kind, except for restrictions on transfer imposed by federal or state securities laws. Each of DRCA and Donovan, as applicable, has full and unrestricted legal right, power, and authority to sell, assign, and transfer the PhysiCare Stock and the Little Rock PA Stock without obtaining the consent or approval of any other person, entity, or governmental authority, and the delivery of the PhysiCare Stock and the Little Rock PA Stock to OCI and to OHCSW, respectively, pursuant to this Agreement will transfer valid title thereto, free and clear of all Encumbrances, claims, and restrictions of every kind, except for restrictions on transferability imposed by federal and state securities laws.

          (e) Assets of the Corporation.  PhysiCare and Little Rock PA,
              -------------------------
respectively, have good and marketable title to all of the Little Rock Assets (including leasehold interests as to such Assets that are leased), subject to no Encumbrance or other charge, other than (i) the interests of equipment lessors with respect to leased equipment, (ii) liens for taxes not yet due, and (iii) liens created pursuant to the Contracts listed on Schedule 1.1(d) (collectively, the "Little Rock Permitted Liens"). The Houston Asset Sellers, respectively, have good and marketable title to all of the Houston Assets (including leasehold interests as to such Assets that are leased), subject to no Encumbrance or other charge, other than (i) the interests of equipment lessors with respect to leased equipment, (ii) liens for taxes not yet due, and (iii) liens created pursuant to the Contracts listed on Schedule 1.1(d) (collectively, the "Houston Permitted Liens"). The assets so owned or leased by PhysiCare, Little Rock PA, and/or the Houston Asset Sellers and included in the Little Rock Assets and the Houston Assets constitute all of the assets currently in existence which are being used in connection with the business of the Clinics and/or the OcMed Businesses.

          (f) Financial Statements.  Attached hereto as Schedule 4.1(f) are (i)
              --------------------                      ---------------
true, correct, and complete copies of the following financial statements of each of PhysiCare and Little Rock PA on an accrual basis: (A) an unaudited balance sheet (collectively, with respect to each such entity, the "Balance Sheets") of each such entity as of November 30, 1996 (the "Balance Sheet Date"), and the related consolidated statements of income, cash flow, and changes in stockholders equity for the eleven (11) months then ended; and (B) unaudited balance sheets of each such entity and the related consolidated statements of income, cash flow, and changes in stockholders equity for the fiscal years ended December 31, 1994, and December 31, 1995, including in each case the notes thereto; and (ii) true, correct, and complete copies of the following financial statements of PCLLP and DRCA Houston on an accrual basis: (A) an unaudited listing of selected assets and liabilities of each such entity relating to the Clinics and the OcMed Businesses as of the Balance Sheet Date (collectively, with respect to such entities, the "Balance Sheet"), and an unaudited profit and loss statement of each such entity relating to the OcMed Businesses for the eleven (11) months then ended; and (B) an unaudited listing of selected assets and liabilities of each such entity and profit and loss statements of each such entity relating to the Clinics and the OcMed Businesses for the fiscal years ended December 31, 1994, and December 31, 1995 (collectively, the "Financial Statements"). The Financial Statements (i) are in accordance with the books and records of each such entity, (ii) fairly present the financial condition and results of operations of each such entity at the respective dates and for the periods therein specified, and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied (subject in the case of the Balance Sheets to normal recurring year-end adjustments, the effect of which will not, individually or in the aggregate, be materially adverse).

          (g) Liabilities of PhysiCare, Little Rock PA, and the Houston Asset
              ---------------------------------------------------------------
Sellers.  Except for the liabilities reflected in the Balance Sheets, the Real
-------
Property Leases, the Contracts and Purchase Orders described in Schedule 1.1(d), the litigation matters described in Schedule 4.1(n), and all other obligations incurred in the ordinary course of business since the Balance Sheet Dates, none of PhysiCare, Little Rock PA, and/or the Houston Asset Sellers has or is subject to any material liability of any nature, whether accrued, absolute, contingent, or otherwise. Any other liabilities or obligations of PhysiCare, Little Rock PA, and/or the Houston Asset Sellers are included in the Excluded Liabilities. There are no facts in existence which might reasonably serve as the basis for any liability or obligation of PhysiCare, Little Rock PA, or either of the Houston Asset Sellers which is not fully disclosed in this Agreement and the Schedules hereto. Except for Trade Accounts Payable and accrued liabilities reflected on the Balance Sheets, the failure to be current in payment obligations with respect to which does not and will not, either individually or in the aggregate result in a material adverse effect to PhysiCare, Little Rock PA, or either of the Houston Asset Sellers, PhysiCare, Little Rock PA, and, with respect to the Houston Assets, the Clinics, and the OcMed Businesses, each of the Houston Asset Sellers, is and as of the Closing Date will be current in all payment obligations to which it is subject, except as otherwise agreed by Buyers.

          (h) Noncompetition Covenants.  Neither PhysiCare, Little Rock PA, any
              ------------------------
Seller, nor (except for employment agreements with PhysiCare, Little Rock PA, or any Seller) any physician, other professional, or other person who provides services at any Clinic or in connection with the OcMed Businesses is subject to any noncompetition covenant or other similar agreement restricting PhysiCare's, Little Rock PA's, such Seller's, or such physician's, other professional's, or other person's ability to engage in competitive businesses and, following the Closing, Buyers and their respective affiliates will not be subject to any such noncompetition covenant or restrictive agreement by virtue of the consummation of the transactions contemplated by this Agreement.

          (i) Accounts Receivable.  A true and complete list of all outstanding
              -------------------
Accounts Receivable of PhysiCare, Little Rock PA, and each of the Houston Asset Sellers as of the Balance Sheet Date has been delivered to Buyers. All of such Accounts Receivable are valid and enforceable claims for services rendered and/or goods supplied by PhysiCare, Little Rock PA, and/or the Houston Asset Sellers and are not subject to any defenses, offsets, claims, or counterclaims of any kind. Except for (i) allowances for doubtful accounts and contractual adjustments reflected in the Balance Sheets, and (ii) with respect to claims on patients who are represented by personal injury attorneys, which claims are subject to adjudication or settlement of the related personal injury claim, Sellers do not know of any reason why such Accounts Receivable will not be collected on a basis consistent with past collection history. The allowances for doubtful accounts and contractual adjustments reflected in the Balance Sheet are based upon historic collection activities and have been determined in accordance with generally accepted accounting principles.

          (j) Real Property Leases.  Sellers have provided to Buyers true and
              --------------------
complete copies of the Real Property Leases. None of PhysiCare, Little Rock PA, or any of the Sellers has assigned, subleased, or conveyed any interest in any Real Property Lease or the premises covered thereby. Each Real Property Lease has been duly and validly executed by the lessee and is in full force and effect and constitutes the valid and binding agreement of the parties thereto. Except as described on Schedule 4.1(j) hereto, and except to the extent that any such default does not and will not cause a material adverse effect to PhysiCare, Little Rock PA, and/or the Clinics and OcMed Businesses, none of PhysiCare, Little Rock PA, either of the Houston Asset Sellers, nor (to the best of Sellers' knowledge) any other party is in default under any Real Property Lease and no event or condition has occurred or exists which, with the passage of time, the giving of notice or both, would cause any of PhysiCare, Little Rock PA, either of the Houston Asset Sellers, or (to the best of Sellers' knowledge) any other party to any Real Property Lease to be in default thereunder.

          (k) Material Contracts.  Sellers have delivered to Buyer an accurate
              ------------------
list (attached hereto as Schedule 1.1(d)) of all material Contracts, Purchase Orders, leases (other than the Real Property Leases), and instruments to which any of PhysiCare, Little Rock PA, or, to the extent related to the Houston Assets, either of the Houston Asset Sellers is a party or by which it or any of its assets are bound as of the date hereof. For purposes hereof, the term "Material Contracts" shall mean the following (except to the extent that any of the following is not an Assumed Liability): (i) all equipment leases where the aggregate rent required to be paid on or after the Effective Time under the terms of such lease is at least $5,000; (ii) all executory purchase agreements relating to the purchase of equipment, supplies, or other goods where the amount that is payable after the Effective Time is at least $5,000; (iii) all agreements with any Seller or any Sellers' Affiliate, and Schedule 1.1(d) sets forth the relationship (if any) of any party to any agreement, lease, or other document listed in Schedule 1.1(d) with any Seller or Sellers' Affiliate; (iv) all agreements with any physician, physician assistant, physical therapist, or professional association or corporation; (v) all employment and consulting agreements, including, without limitation, all incentive compensation plans or commitments; (vi) all agreements with employers, health maintenance organizations, insurance companies, physician provider organizations, and other managed care entities, or other contracts whereunder any of PhysiCare, Little Rock PA, or either of the Houston Asset Sellers is committed to provide goods or services; (vii) all agreements with sales or marketing representatives; (viii) all documents and instruments relating to any indebtedness reflected on the Balance Sheets (except any such indebtedness that pursuant to the terms of this Agreement is not an Assumed Liability); (ix) all powers of attorney and agency agreements with third parties; and (x) all other agreements and commitments (A) in which the financial obligation of PhysiCare, Little Rock PA, or either of the Houston Asset Sellers as of the Effective Time is at least $5,000 or (B) which cannot be canceled by PhysiCare, Little Rock PA, or either of the Houston Asset Sellers, as applicable, without cause and without premium or penalty, upon no more than thirty (30) days notice. Sellers have delivered to Buyers true and complete copies of the documents and instruments described in Schedule 1.1(d).

          (l) Bank Accounts.  Set forth on Schedule 4.1(l) attached hereto is an
              -------------
accurate and complete list showing the name and address of each bank in which PhysiCare or Little Rock PA has an account or safe deposit box, the number of any such account or safe deposit box, and the names of all persons and entities authorized to draw thereon or to have access thereto.

          (m) Tax Returns and Audits.  Each of PhysiCare, Little Rock PA, and
              ----------------------
each of the Sellers has accurately prepared and filed all federal, state, and local income, property, and employment related tax returns and all information statements required to be filed prior to the date of this Agreement. True and complete copies of each of the most recent of any such material return or statement, and such other returns and statements requested by Buyers, have been provided to Buyers. Any federal, state, and local taxes required to be paid or withheld with respect to the periods covered by such returns and statements have been paid or withheld. The liabilities for unpaid taxes shown on the Balance Sheets are and will be sufficient to pay all taxes accrued through the Balance Sheet Date and not reported on and paid with returns filed by the respective entities prior to the Effective Time. No tax liability will be incurred by PhysiCare or Little Rock PA as a result of the transactions contemplated by this Agreement. Except as described on Schedule 4.1(m), neither PhysiCare, Little Rock PA, nor any Seller has been delinquent in the payment of any tax, assessment, or governmental charge or in the filing of any tax return or information statement. Except as described on Schedule 4.1(m), neither PhysiCare, Little Rock PA, nor any Seller has had any tax deficiency proposed or assessed against it or has executed any waiver of any statute of limitations on the assessment or collection of any tax. Except as described on Schedule 4.1(m), neither the federal income tax returns, any employment related returns, nor the state income or franchise tax returns (if any) of PhysiCare, Little Rock PA, or any Seller have ever been audited by any governmental authority.

          (n) Litigation and Proceedings.  Except as described in Schedule
              --------------------------
4.1(n) attached hereto, there are no outstanding legal claims, actions, suits, arbitrations, or other legal, administrative, or governmental proceedings pending or, to the knowledge of Sellers, threatened against PhysiCare, Little Rock PA, or, to the extent relating to the Clinics and/or the OcMed Businesses, any Seller or any properties, assets, or business of PhysiCare, Little Rock PA, or, to the extent relating to the Clinics and/or the OcMed Businesses, any Seller, or any person at any time employed, engaged, or otherwise associated by PhysiCare, Little Rock PA, or, to the extent relating to the Clinics and/or the OcMed Businesses, any Seller with respect to the services provided or period of such employment, engagement, or association, and, to the knowledge of Sellers, no facts exist which have been or should be reported under any professional liability insurance policy covering PhysiCare, Little Rock PA, or, to the extent relating to the Clinics and/or the OcMed Businesses, any Seller. None of PhysiCare, Little Rock PA, nor any Seller is in default with respect to any judgment, order, or decree of any court, governmental agency, or instrumentality. Schedule 4.1(n) contains a complete and accurate description of the status of any matter covered thereby and Sellers carry adequate insurance to cover the costs, expenses, and damages of each of the matters described therein, including, without limitation, those that include allegations of medical malpractice. Except for normal collection efforts relating to accounts receivable, none of PhysiCare, Little Rock PA, nor, to the extent relating to the Clinics and/or the OcMed Businesses, any Seller is engaged in any legal action to recover money due to or damages sustained by it.

          (o) Compensation and Benefits.  Attached hereto as Schedule 4.1(o) is
              -------------------------
an accurate and complete list setting forth the names, dates of hire, salaries or other remuneration, bonuses, and employee benefits of all current employees and consultants of PhysiCare, Little Rock PA, and, with respect to the Houston Assets and the Clinics and/or OcMed Businesses operated by the Houston Asset Sellers, by the Houston Asset Sellers (including but not limited to vacation time and pay, severance pay, physician malpractice insurance programs, incentive compensation programs, sick time and pay, and group insurance and other benefit plans, policies, and arrangements), whether such benefits are provided pursuant to contract, policy, custom, or informal understanding. Sellers have delivered to Buyers true and complete copies of DRCA's, PhysiCare's, Little Rock PA's, and the Houston Asset Sellers' written employee policies and practices (including, without limitation, any employee handbook). None of PhysiCare, Little Rock PA, nor any Seller has any collective bargaining agreement with any labor union and none is currently negotiating with a labor union. No employee of PhysiCare, Little Rock PA, or any Seller has ever petitioned for a representation election. Except as described on Schedule 4.1(o), no person has ever filed with any governmental authority any claim asserting sexual harassment, age or racial discrimination, or violation of OSHA by PhysiCare, Little Rock PA, any Seller, any Sellers' Affiliate, or any officer, director, employee, or agent of any such person or entity.

          (p) Compliance with Law and Instruments.  The business and operations
              -----------------------------------
of PhysiCare, Little Rock PA, and, to the extent relating to the Clinics and/or the OcMed Businesses, Sellers have been and are being conducted in compliance with all applicable Laws, including but not limited to Laws relating to occupational safety, health care, zoning, or environmental matters. None of PhysiCare, Little Rock PA, nor, to the extent relating to the Clinics and/or the OcMed Businesses, any Seller has ever received any notice from any governmental unit or administrative or regulatory agency claiming any violation of any Law. PhysiCare, Little Rock PA, and each Seller has complied with all applicable federal and state securities Laws in connection with the sale or resale of all equity interests in PhysiCare or Little Rock PA. The Clinics and the other OcMed Businesses have never participated in the Medicare or Medicaid program. Any certificates of need required for the construction or operation of the Clinics and/or the OcMed Businesses were duly obtained, and such certificates of need, if any, will remain in full force and effect immediately after the consummation of the transactions provided for herein. Neither the U.S. Department of Health and Human Services nor any state agency has conducted or has given PhysiCare, Little Rock PA, or any Seller any notice that it intends to conduct any audit or other review of their respective participation in the Medicare or Medicaid programs, and no such audit or review would result in any material liability by any such person or entity for any reimbursement, penalty, or interest with respect to payments received thereunder. Sellers do not know of any reason why PhysiCare, Little Rock PA, and Buyers will not or may not be able to continue the OcMed Businesses, as presently conducted by any of PhysiCare, Little Rock PA, or the Houston Asset Sellers, after the Closing.

          (q) No Consent Required.  Except for the consents and notice
              -------------------
requirements described in Schedule 4.1(q), the execution and delivery of this Agreement and the consummation of the transactions provided herein will not require any governmental consent, review, or other process or the consent of any party to any lease (including the Real Property Leases), contract, agreement, or instrument to which any of PhysiCare, Little Rock PA, or any Seller is a party or by which any of its assets is subject or may be bound.

          (r) Permits and Licenses.  Schedule 4.1(r) attached hereto lists all
              --------------------   ---------------
of the permits, licenses, approvals, and authorizations that PhysiCare, Little Rock PA, and/or any Seller holds in connection with the operation of the Clinics and the OcMed Businesses. No other permit, license, approval, or authorization of any governmental unit or administrative or regulatory agency is necessary for the lawful conduct of the operation of the Clinics and/or the OcMed Businesses. Sellers have delivered to Buyers copies of all permits, licenses, approvals, and authorizations listed on Schedule 4.1(r), as well as copies of all licenses and permits held by all licensed employees and independent contractors of PhysiCare, Little Rock PA, and, to the extent related to the Houston Assets and/or the Houston OcMed Businesses, of the Houston Asset Sellers.

          (s) Absence of Specified Changes.  Except for the transactions and
              ----------------------------
agreements provided for herein, and except as described in Schedule 4.1(s), since the Balance Sheet Date there has not been: (i) any transaction by PhysiCare, Little Rock PA, or any Seller except in the ordinary course of business; (ii) any capital expenditure by PhysiCare, Little Rock PA, or either of the Houston Asset Sellers exceeding $5,000; (iii) any material adverse change in the working capital, financial condition, business, markets, properties, assets, results of operation, or prospects of any Clinic or of the OcMed Businesses, other than changes generally applicable to the occupational medicine clinic business; (iv) any event which has materially affected or may materially and adversely affect PhysiCare, Little Rock PA, or any Seller, including, without limitation, any material reduction in the Clinics' or OcMed Businesses' charge or fee schedule; (v) any material destruction, damage to, or loss of any material asset of PhysiCare, Little Rock PA, or any Seller, whether or not covered by insurance; (vi) any indebtedness for borrowed money incurred or the creation or imposition of any mortgage, pledge, or other encumbrance on any asset of PhysiCare, Little Rock PA, or either of the Houston Asset Sellers, other than purchase money liens on newly acquired assets; (vii) any increase in salaries or benefits to employees or independent contractors of PhysiCare, Little Rock PA, or either of the Houston Asset Sellers, other than annual increases implemented in accordance with past practices; (viii) any material amendment to any Real Property Lease or any Material Contract listed in Schedule 1.1(d), other than in the ordinary course of business and except as provided herein; (ix) any sale, transfer, or disposition of any equipment that is material to any Clinic or to the OcMed Businesses, other than dispositions in the ordinary course of business where the equipment disposed of is replaced by equipment of at least equal value and utility; (x) any transaction with any Sellers' Affiliate; or
(xi) any agreement by PhysiCare, Little Rock PA, or any Seller to do any of the things described in this subsection (s).

          (t) Insurance Policies.  Sellers have provided to Buyers complete and
              ------------------
accurate copies of all insurance policies or certificates of insurance under which PhysiCare, Little Rock PA, or either of the Houston Asset Sellers is insured, including the coverage limits and deductibles applicable thereto (the "Insurance Policies"). PhysiCare's, Little Rock PA's, and the Houston Asset Sellers' medical malpractice insurance coverage (including the "tail" insurance coverage to be obtained by Sellers at or prior to the Closing Date pursuant to
Section 6.1(l)) and the medical malpractice coverage of each physician and other healthcare professional who provides services in connection with the operation of the Clinics and/or the OcMed Businesses has or will have coverage limits of at least $1,000,000 per occurrence and $3,000,000 in the aggregate. None of PhysiCare, Little Rock PA, nor any Seller is in default with respect to any provision contained in any of the Insurance Policies and none of such parties has failed to give any notice or present any claim under any of such Insurance Policies in a due and timely fashion. The Insurance Policies provide coverage in such amounts and against such risks and losses as is customary for persons or companies engaged in the OcMed Businesses. Except as set forth on Schedule 4.1(t), neither PhysiCare, Little Rock PA, nor any Seller has received any notification from any insurance carrier denying or disputing any claim made by any such person or entity, denying or disputing the coverage for any claim, denying or disputing the amount of any claim, or regarding the possible cancellation of any policies.

          (u) Employee Benefit Plans.  Except for the employee benefit plans
              ----------------------
(the "Employee Benefit Plans") described in Schedule 4.1(u) attached hereto, none of PhysiCare, Little Rock PA, nor any of the Sellers maintains or participates in, or has ever maintained or participated in, any pension, profit sharing, or other retirement plan, any multi-employer plan as defined in Section 400(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), or any other employee benefit, health, welfare, medical, disability, life insurance, stock, stock purchase, or stock option plan, program, agreement, arrangement, or policy of any kind. The written terms of the Employee Benefit Plans are, and each Employee Benefit Plan has been administered, in compliance with the requirements of ERISA and, where applicable, the Internal Revenue Code of 1986, except only to the extent that any failure to so administer such Employee Benefit Plans does not and will not have a material adverse effect on PhysiCare, Little Rock PA, either Buyer, and/or the Clinics, and the OcMed Businesses. Except to the extent otherwise expressly set forth herein, neither of the Buyers nor PhysiCare or Little Rock PA will incur any obligation or liability under or relating to the Employee Benefit Plans as a result of the transactions contemplated by this Agreement, or otherwise.

          (v) No Brokers or Finders.  As a result of any act or failure to act
              ---------------------
by any Seller, Sellers' Affiliate, or PhysiCare or Little Rock PA, no person or entity has, or as a result of the transactions contemplated hereby will have, any right, interest, or valid claim against or upon either Buyer, PhysiCare, or Little Rock PA for any commission, fee, or other compensation as a broker, finder, or any similar capacity.

          (w) Use of Names.  The only names under which any of PhysiCare, Little
              ------------
Rock PA, or, with respect to the Houston Clinics and/or OcMed Businesses, the Houston Asset Sellers has ever conducted business are the Names. PhysiCare, Little Rock PA, and the Houston Asset Sellers, respectively, own the entire right, title, and interest in and to each and every Name, together with all derivatives thereof, and no third party has given notification that the use of any Name is in violation of the rights of such third party.

          (x) The Real Property.  (i) Except as described on Schedule 4.1(x),
              -----------------                              ---------------
none of PhysiCare, Little Rock PA, nor any Seller has ever received written notice of a violation of any applicable ordinance or other law, order, regulation, or requirement relating to the Real Property which could have a material adverse effect on either of the Buyers, PhysiCare, Little Rock PA, the Houston Asset Sellers, the Clinics, or the OcMed Businesses, and no such person or entity has received written notice of any current violation of any applicable ordinance or other law, order, regulation, and no such person or entity has received notice of any condemnation, lien, assessment, or the like, relating to any part of the Real Property or the operation thereof, and, to the best of Sellers' knowledge, there is not presently contemplated or proposed any condemnation or similar action or zoning action or proceeding with respect to the Real Property or the operation thereof; (ii) except only to the extent that any failure to be in compliance does not and will not have a material adverse effect on PhysiCare, Little Rock PA, either Buyer, and/or the Clinics, and the OcMed Businesses, the Real Property and the Clinics are in compliance with all applicable zoning ordinances (including without limitation parking requirements), and the consummation of the transactions contemplated herein will not result in a violation of any applicable zoning ordinance or the termination of any applicable zoning variance now existing; (iii) the Real Property and all buildings, improvements, and fixtures thereon or therein, and all parts thereof and appurtenances thereto, including, without limitation, the plumbing, electrical, mechanical, heating, ventilation, and air conditioning systems, are in good operating condition and in a reasonable state of maintenance and repair, normal wear and tear excepted; (iv) to Sellers' knowledge, each Clinic has adequate parking available to satisfy its current needs; (v) Sellers have provided Buyers with complete and accurate copies of all property tax statements for the current and the preceding year, and Sellers do not know of any proposed increase in the assessed value of the Real Property for property tax purposes; and (vi) Neither PhysiCare, Little Rock PA, nor, with respect to the Houston Assets and/or the OcMed Businesses, either of the Houston Asset Sellers owns any real property.

          (y) Tangible Assets.  The tangible Personal Property used in the
              ---------------
Clinics and/or the OcMed Businesses and/or constituting a part of the Little Rock Assets and/or the Houston Assets is adequate to fully equip and operate the Clinics and the OcMed Businesses at their present level of operation. Each item of tangible Personal Property is in good operating condition, normal wear and tear excepted. Attached hereto as Schedule 4.1(y) is a depreciation schedule as of the Balance Sheet Date which takes into consideration all tangible Personal Property included in the Little Rock Assets and/or the Houston Assets. Since the Balance Sheet

Date, neither PhysiCare, Little Rock PA, nor either of the Houston Asset Sellers has sold or otherwise disposed of any item of tangible Personal Property having a value in excess of $500.00.

          (z) Supplies.  All of the Inventory which is still held by PhysiCare,
              --------
Little Rock PA, and/or, with respect to the Houston OcMed Businesses, the Houston Asset Sellers on the date hereof is of a quality and quantity usable in the ordinary course of business.

          (aa) Environmental Matters.  (i) Except only to the extent that any
               ---------------------
failure to be in compliance does not and will not have a material adverse effect on PhysiCare, Little Rock PA, either Buyer, and/or the Clinics, and the OcMed Businesses, each of PhysiCare, Little Rock PA, and each of the Sellers is and at all times has been in compliance with all Environmental Laws (as defined below), which compliance includes, without limitation, the possession of all permits and other governmental authorizations required under applicable Environmental Laws to operate its businesses as currently operated, and each is and at all times has been in compliance in all material respects with the terms and conditions thereof; (ii) no Hazardous Substances (as defined below) have been generated or stored on, at, or adjacent to the Real Property by PhysiCare, Little Rock PA, or any Seller, except in compliance with applicable Environmental Laws; (iii) no Hazardous Substances have been disposed of or released on, from, or adjacent to the Real Property by PhysiCare, Little Rock PA, or any Seller, except in compliance with applicable Environmental Laws; (iv) none of PhysiCare, Little Rock PA, nor any Seller has ever received any written communication, whether from a governmental authority, citizen's group, employee, consultant, or otherwise, that alleges that any Clinic, the OcMed Businesses, or the Real Property is not in full compliance with Environmental Laws, and there is no Environmental Claim (as defined below) pending or, to Sellers' knowledge, threatened against PhysiCare, Little Rock PA, any Seller, or any Landlord or other owner of the Real Property; and (v) to Sellers knowledge, without investigation or inquiry, the Real Property does not contain asbestos in any form. "Environmental Claim" means any claim, action, cause of action, investigation, or notice by any person or entity alleging potential liability (including without limitation potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on, or resulting from (A) the presence, or release on or from the Real Property or any Clinic or the OcMed Businesses, of Hazardous Substances or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. "Environmental Laws" means the federal, state, regional, county, or local environmental, health, or safety laws, regulations, ordinances, and rules in effect on the date hereof and the Closing Date relating to the use, refinement, handling, treatment, removal, storage, production, manufacture, transportation or disposal, emission, discharge, release, or threatened release of Hazardous Substances, or otherwise relating to protection of human health or the environment (including without limitation ambient air, surface water, ground water, land surface, or subsurface strata), as the same may be amended or modified to the date hereof and the Closing Date. "Hazardous Substances" means any toxic or hazardous waste, pollutants, or substances, including, without, limitation medical wastes, asbestos containing materials or substances, any substance defined or listed as a "hazardous substance," "toxic substance," "toxic pollutant," or similarly identified substances or mixture, in or pursuant to any Environmental Law, and medical or infectious wastes.

          (bb) Corporate Records.  The Books and Records of PhysiCare and Little
               -----------------
Rock PA are in Sellers' possession, are complete and accurate in all material respects, and reflect all those transactions and corporate acts which properly should have been set forth herein.

          (cc) Patient Records.  PhysiCare, Little Rock PA, and each of the
               ---------------
Sellers has maintained the confidentiality of all patient records as required by and in conformance with all applicable state and federal laws and regulations. Neither PhysiCare, Little Rock PA, nor any Seller has transferred any patient records to any individual or entity against the request of any patient prohibiting such person or entity from transferring his/her patient information or records and shall concurrently with the execution and delivery of this Agreement transfer patient records in accordance with applicable state and federal laws and regulations.

          (dd) Certain Remuneration.  Neither PhysiCare, Little Rock PA, nor any
               --------------------
Seller nor any authorized agent of any such person or entity and, to the best of Sellers' knowledge, no other person or entity, has, at any time, directly or indirectly, paid, delivered, or received or agreed to pay, deliver, or receive any fee, commission, or other sum of money, item of property, or remuneration of any kind, however characterized, to or from any person, government official, or other party which is in any manner related to the Clinic and/or the OcMed Businesses and which is illegal under any federal, state, or local law.

          (ee) Fair Value.  The Purchase Price represents fair equivalent value
               ----------
for the PhysiCare Stock, the Little Rock PA Stock, and the Houston Assets. Sellers are able to pay their respective debts as the same become due. DRCA is not insolvent as of the date hereof, and DRCA will not be rendered insolvent by the consummation of the transactions contemplated by this Agreement.

          (ff) "WARN" Act and Other Employee Issues.  Neither PhysiCare, Little
               ------------------------------------
Rock PA, nor either of the Houston Asset Sellers is subject to the Worker Adjustment and Retraining Notification Act, as amended ("WARN") or regulations promulgated thereunder, which would require notification to employees of PhysiCare, Little Rock PA, or either of the Houston Asset Sellers by Sellers or Buyers pursuant to the provisions of WARN and the rules and regulations issued thereunder. Sellers shall be solely responsible for and shall indemnify and hold harmless (in accordance with the provisions of Article 7 of this Agreement) Buyers, PhysiCare, Little Rock PA, and their respective directors, officers, employees, agents, and affiliates, at all times after the Closing Date, against and in respect of any Loss relating to or arising from (i) any layoff or termination by either of the Houston Asset Sellers of any of its respective employees at any time or by PhysiCare or Little Rock PA of any of its respective employees prior to the Effective Time; (ii) the Houston Asset Sellers' failure to terminate employees in accordance with the terms of this Agreement; and (iii) any failure to pay all severance benefits and all other wages and benefit costs to all employees pursuant to this Agreement.

          (gg) Full Disclosure.  None of the representations, warranties, or
               ---------------
disclosures made to Buyers by any Seller herein, or in any exhibit, schedule, list, certificate, or memorandum furnished or to be furnished to Buyers by PhysiCare, Little Rock PA, or any Seller in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit any material fact, the omission of which would tend to make the statements made herein or therein misleading in any material respect.

          4.2  Representations and Warranties by Buyers. As a material
               ----------------------------------------
inducement for Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, Buyers hereby jointly and severally make the following representations and warranties as of the date hereof and as of the Effective Time, each of which is relied upon by Sellers regardless of any investigation made or information obtained by Sellers:

          (a) Organization and Good Standing.  OCI and OHCSW have been duly
              ------------------------------
organized and are validly existing and in good standing under the laws of the States of Nevada and Texas, respectively, with all requisite power and authority to carry on their businesses as presently conducted.

          (b) Due Authorization.  The execution, delivery, and performance of
              -----------------
this Agreement by Buyers have been duly authorized by all requisite board of director and shareholder action of Buyers, and no further action is necessary to make this Agreement valid and binding upon Buyers in accordance with its terms. This Agreement and all other agreements, instruments, certificates, and documents executed and delivered by or on behalf of Buyers are the valid and binding obligations of Buyers, enforceable against Buyers in accordance with their respective terms, subject as to enforcement only to applicable bankruptcy, insolvency, reorganization, or other laws affecting the rights of creditors generally, or to equitable principles.

          (c) Compliance with Instruments and Agreements.  The execution and
              ------------------------------------------
delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any breach or violation of any of the terms or provisions of, or constitute a default under, the articles or certificate of incorporation or bylaws of either Buyer, any statute, order, rule, or regulation of any court or governmental agency or body having jurisdiction over Buyers, or any agreement, instrument, or commitment to which either Buyer is a party or by which it is bound or to which any of its property is subject or may be bound.

          (d) No Consent Required.  No authorization or consent of any federal
              -------------------
or state administrative or regulatory agency or other third party is required for the execution, delivery, and performance of this Agreement by Buyers or for the performance by Buyers of the transactions contemplated by this Agreement.

          (e) No Finders or Brokers.  As a result of any act or failure to act
              ---------------------
by Buyers, or any of their affiliates, no person, firm, or corporation has, or as a result of the transactions contemplated hereby will have, any right, interest, or valid claim upon any Seller for any commission, fee, or other compensation as a finder, broker, or in any similar capacity.

          (f) Investment Intent.  Buyers acknowledge that the PhysiCare Stock
              -----------------
and the Little Rock PA Stock have been offered and will be sold to Buyers pursuant to an exemption from registration under the 1933 Act and all applicable state securities laws. Buyers are purchasing the PhysiCare Stock and the Little Rock PA Stock for investment purposes and have no present intent to distribute, resell, pledge, or otherwise dispose of any of the PhysiCare Stock or the Little Rock PA Stock. Each Buyer has had the opportunity to ask questions of, and receive answers from, Sellers concerning the terms and conditions of the transactions contemplated hereby and to obtain additional information as necessary to satisfy inquiries regarding PhysiCare and Little Rock PA and their respective operations. Buyers acknowledge that certain restrictions exist under the 1933 Act and applicable state securities laws with respect to resale or transfer of the PhysiCare Stock and the Little Rock PA Stock.

          (g) Full Disclosure.  None of the representations, warranties, or
              ---------------
disclosures made to Sellers by Buyers herein, or in any exhibit, schedule, list, certificate, or memorandum furnished or to be furnished to Sellers by Buyers in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit any material fact, the omission of which would tend to make the statements made herein or therein misleading in any material respect.

                                   ARTICLE 5
                             PRE-CLOSING COVENANTS

          The parties agree that from the date hereof until the Closing Date or the termination of this Agreement:

          5.1  Due Diligence.  Sellers, PhysiCare, and Little Rock PA will
               -------------
afford officers and authorized representatives of Buyers with reasonable access to the financial, operational, and statistical books and records of Sellers, PhysiCare, and Little Rock PA and shall permit Buyers to conduct physical inspections of the Real Property, the Clinics, and the OcMed Businesses at such reasonable time or times as will not disrupt customary delivery of care to patients.

          5.2  Continuation of Business.  Sellers shall cause each of PhysiCare,
               ------------------------
Little Rock PA, and each of the Houston Asset Sellers to: (a) conduct its business only in the usual and ordinary course as it has previously been conducted, including, without limitation, its policies and practices relating to the collection of accounts receivable and the payment of Trade Accounts Payable and other liabilities, and not introduce any new methods of management, operations, or accounting, without Buyers' prior written consent (which shall not be unreasonably withheld); (b) maintain the Little Rock Assets and the Houston Assets in as good working order and condition as at present, ordinary wear and tear excepted; (c) perform all material obligations under material agreements and leases relating to or affecting PhysiCare, Little Rock PA, either of the Houston Asset Sellers, the Clinics, and/or the OcMed Businesses; (d) keep in full force and effect present insurance policies; and (e) use its reasonable best efforts to maintain and preserve the business organizations of PhysiCare, Little Rock PA, and each of the Houston Asset Sellers intact, retain their present employees, and maintain their relationships with employees, suppliers, patients, payors, and others having business relations with them.

          5.3  Transactions Requiring Consent.  From the date hereof until the
               ------------------------------
Closing Date, without Buyers' prior written consent (which shall not be unreasonably withheld), except as required or permitted by this Agreement, Sellers shall not permit PhysiCare, Little Rock PA or either of the Houston Asset Sellers to: (a) other than normal Trade Accounts Payable, prepay any debt in excess of $5,000 prior to its stated maturity (except pursuant to an existing amortization payment schedule) or enter into any contract or commitment or incur or agree to incur any debt or make any capital expenditure requiring the payment of amounts in excess of $5,000; (b) create or assume any mortgage, pledge, or other lien or encumbrance upon any of its assets, whether now owned or hereafter acquired; (c) make any loan; (d) incur any debt or other monetary obligation, other than normal Trade Accounts Payable; (e) amend any Contract, Purchase Order, or other agreement listed in Schedule 1.1(d), except changes made in the ordinary course of business, or change any employee compensation (except normal annual salary increases implemented in accordance with past practices); (f) fail to pay any obligation in a timely manner prior to delinquency, consistent with past practices; (g) declare, set aside, or pay any dividend or distribution to its equity owners, or directly or indirectly purchase, redeem, or otherwise acquire any outstanding equity interest; or (h) engage in any transaction with any Sellers' Affiliate.

          5.4  Performance Covenant.  Each of the parties hereto covenants and
               --------------------
agrees that it will take all action reasonably within its power and authority to duly and timely carry out all of its obligations hereunder, to perform and comply with all of the covenants, agreements, representations, and warranties hereunder applicable to it, and to cause all conditions applicable to it to the obligations of the other party to close the transactions contemplated by this Agreement pursuant hereto to be satisfied as promptly as possible. Each party will promptly notify the others in the event such party receives notice of the institution or threat to institute any action that could cause the conditions set forth in Section 6.1(b) or 6.2(b) not to be satisfied at the Closing Date.

          5.5  Costs of Agreement.  Buyers and Sellers agree to bear all of
               ------------------
their own expenses incurred in preparing or complying with this Agreement, including, without limitation, all legal, investment banker, and accounting expenses and fees. None of such expenses of Sellers shall be an Assumed Liability or shall be charged to or paid by Buyers, PhysiCare, or Little Rock PA, either before or after the Closing Date.

          5.6  Governmental Approvals.  Sellers shall assist and cooperate with
               ----------------------
Buyers and Buyers' representatives and counsel in obtaining all governmental consents, approvals, and licenses which Buyers deem necessary or appropriate, and in the preparation of any document or other materials which may be required by any governmental agency, in connection with the transactions contemplated herein.

          5.7  No-Shop Clause.  Neither any of the Sellers nor PhysiCare or
               --------------
Little Rock PA shall, without the prior written consent of Buyers (which may be withheld by Buyers in their sole discretion), (a) offer for sale any of the PhysiCare Stock, the Little Rock PA Stock, the Little Rock Assets, the Houston Assets, or any stock or other equity interest in either of the Houston Asset Sellers (or any material portion thereof), (b) solicit offers to buy the PhysiCare Stock, the Little Rock PA Stock, the Little Rock Assets, the Houston Assets, or any stock or other equity interest in either of the Houston Asset Sellers (or any material portion thereof), (c) hold discussions with any party (other than Buyers) looking toward such an offer or solicitation or looking toward a merger or consolidation of PhysiCare, Little Rock PA, or either of the Houston Asset Sellers with or into any other entity, or (d) enter into any letter of intent or agreement with any party (other than Buyers) with respect to the sale or other disposition of any of the PhysiCare Stock, the Little Rock PA Stock, the Little Rock Assets, the Houston Assets, or any stock or other equity interest in either of the Houston Asset Sellers (or any material portion thereof) or with respect to any merger, consolidation, or similar transaction involving PhysiCare, Little Rock PA, PCLLP, or either of the Houston Asset Sellers.

                                   ARTICLE 6
                        CONDITIONS PRECEDENT TO CLOSING

          6.1  Conditions Precedent to Obligations of Buyers.  The obligations
               ---------------------------------------------
of Buyers hereunder are subject to the satisfaction, on or prior to the Closing Date, of the following conditions (unless waived by Buyers):

          (a) Accuracy of Representations and Warranties.  The representations
              ------------------------------------------
and warranties of Sellers contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date. All of the agreements of Sellers to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed in all material respects.

          (b) Action Restraining or Affecting Transaction.  No action or
              -------------------------------------------
proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit all or any portion of the transactions contemplated by this Agreement, and no third party or governmental agency or body shall have taken or threatened any action with respect to this Agreement as a result of which Buyers deem it inadvisable to proceed with the transactions contemplated herein.

          (c) Material Changes.  PhysiCare, Little Rock PA, and the Houston
              ----------------
Asset Sellers shall not have suffered any change, loss, or damage between the Balance Sheet Date and the Closing Date which materially and adversely affects or impairs the financial condition (including, without limitation, the working capital) of PhysiCare, Little Rock PA, the Clinics, and/or the OcMed Businesses and/or the operations or prospects thereof.

          (d) Governmental Permits.  Buyers, Sellers, PhysiCare and/or Little
              --------------------
Rock PA, as appropriate, shall have obtained all licenses, certificates, permits, and rulings of, and made all notices to, all governmental authorities that may be required in connection with Buyers' acquisition of the PhysiCare Stock, the Little Rock PA Stock, and the Houston Assets and the continuation of the operation of the businesses of the Clinics and the OcMed Businesses by Buyers following the Closing, including, without limitation, compliance with any applicable licensure, notification, and approval procedures of the state agencies that regulate the Clinics and/or the OcMed Businesses.

          (e) Consents, Approvals, and Authorizations.  Except as otherwise
              ---------------------------------------
agreed to by Buyers, Sellers shall have obtained all consents, approvals, and authorizations and given all notices required in connection with the transactions provided for herein, including, without limitation, the consents and notices described in Schedule 4.1(q).

          (f) Legal Opinion.  Sellers shall have delivered to Buyers an opinion
              -------------
of Hutcheson & Grundy, L.L.P., counsel to Sellers, dated the Closing Date, covering the matters set forth in Exhibit C attached hereto and, otherwise, in form and substance satisfactory to Buyers and their counsel. In rendering such opinion, such counsel may rely as to factual matters upon certificates of public officials and upon certificates of officers of Sellers.

          (g) Resignation of Officers and Directors.  Each of the elected and
              -------------------------------------
acting directors and officers of PhysiCare and Little Rock PA shall have delivered his or her resignation, effective as of the Effective Time.

          (h) Transfer of Shares and Books and Records.  DRCA shall have
              ----------------------------------------
delivered to OCI a certificate or certificates representing the PhysiCare Stock, duly endorsed in blank or accompanied by appropriate stock powers endorsed in blank. Donovan shall have delivered to OHCSW a certificate or certificates representing the Little Rock PA Stock, duly endorsed in blank or accompanied by appropriate stock powers endorsed in blank. PhysiCare, Little Rock PA, and Sellers shall have delivered to Buyers all of the Books and Records described in
Section 1.4(i) of this Agreement and shall have made available to Buyers all of the other Books and Records.

          (i) Release of Liens.  Buyers shall have received (or Sellers shall
              ----------------
have made arrangements satisfactory to Buyers to receive) properly executed documents terminating any and all Encumbrances on any of the Little Rock Assets and/or the Houston Assets, other than the Little Rock Permitted Liens and the Houston Permitted Liens.

          (j) Payments of Sellers' Liabilities to the Corporation.  Any and all
              ---------------------------------------------------
payables owed by any Seller or Sellers' Affiliate to PhysiCare or Little Rock shall have been paid in full.

          (k) Landlords Agreements.  Sellers shall have used their reasonable
              --------------------
best efforts to obtain and deliver to Buyers a duly executed Landlord's Agreement from each of the Landlords.

          (l) Tail Insurance.  Sellers shall have obtained, and provided Buyers
              --------------
with evidence thereof satisfactory to Buyers, tail malpractice insurance coverage for any potential claims for business conducted by PhysiCare, Little Rock PA, and all medical practitioners who have provided services at the Clinics or with respect to the OcMed Businesses prior to the Closing Date (which "tail" insurance names the Buyers as additional insureds, has a term of at least four
(4) years, and has coverage limits of at least $1,000,000 per occurrence and $3,000,000 annual aggregate). With respect to the Houston Asset Sellers, Sellers shall either (i) have obtained, and provided Buyers with evidence thereof satisfactory to Buyers, "tail" malpractice insurance coverage for any potential claims for business conducted by either of the Houston Asset Sellers, and all medical practitioners who have provided services at the Clinics or with respect to the OcMed Businesses prior to the Closing Date (which tail insurance names the Buyers as additional insureds, has a term of at least four (4) years, and has coverage limits of at least $1,000,000 per occurrence and $3,000,000 annual aggregate), or (ii) covenant and agree to continue claims made malpractice insurance coverage for the Houston Asset Sellers and all medical practitioners who have provided services at the Clinics or with respect to the OcMed Businesses prior to the Closing Date for a period of four (4) years after the Closing Date and provide Buyers with evidence thereof, which claims made insurance coverage shall include a required notice from the insurer to Buyers in the event of any change in coverage.

          (m) Certificates.  Buyers shall have received a certificate, signed by
              ------------
the president or chief executive officer of each of DRCA and each of the Houston Asset Sellers and by Donovan and dated as of the Closing Date, certifying that
(i) the representations and warranties of Sellers set forth herein are true and correct as of the Closing Date, and (ii) each Seller has performed all of the obligations under this Agreement that were required to be performed prior to or at the Closing (except as performance may have been waived by Buyers prior to or at the Closing). Sellers shall have delivered to Buyers (i) assignments of the Contracts included in the Houston Assets, in form and substance reasonably satisfactory to Buyers, fully executed and acknowledged by the Houston Asset Sellers, conveying to Buyers all of the Houston Asset Sellers' interest in the Contracts, (ii) copies of resolutions duly adopted by the board of directors of DRCA and by the board of directors and by the shareholders of each of the Houston Asset Sellers authorizing and approving Sellers' performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents to be executed by Sellers as described herein, certified as true and of full force as of the Effective Time, by the president and secretary of the respective Sellers, (iii) certificates of incumbency for the respective officers of the respective Sellers executing this Agreement or making certifications pursuant hereto dated as of the Closing Date, in form and substance reasonably satisfactory to Buyers, (iv) certificates of existence and good standing (to the extent applicable) of PhysiCare, Little Rock PA, DRCA and each of the Houston Asset Sellers from the state in which it is incorporated or organized, dated no later than ten (10) business days prior to the Closing Date,
(v) copies of the articles of incorporation and bylaws of each of PhysiCare and Little Rock PA, certified as true, correct, and complete as of the Closing Date by the president and the secretary of each such entity, and (vi) such other customary instruments, documents, and certificates reasonably satisfactory to Buyers as shall be necessary to carry out the intent and effectuate the purposes of this Agreement and sufficient to vest in Buyers good, valid, and marketable title to the PhysiCare Stock, the Little Rock PA Stock, and the Houston Assets, free and clear of all Encumbrances.

          (n) Employment and Termination Agreements.  Each of the physicians,
              -------------------------------------
physical therapists, and other professionals listed in Schedule 6.1(n) attached hereto shall have entered into an employment agreement with OHCSW and each of the other persons listed in Schedule 6.1(n) shall have entered into an employment agreement with OCI or termination agreement with DRCA, in each case in form and substance satisfactory to OCI. Alternatively, Buyers may, in their sole discretion, accept assignment to Buyers by Occupational Medicine Associates of Houston, P.A., a Texas professional association and an affiliate of DRCA ("OMAH"), of employment agreements between OMAH and all or any number of such persons. DRCA employee Johnny Sanders shall have entered into a Termination Agreement and Release in form and substance satisfactory to Buyers (the "Sanders Termination Agreement").

          (o) Bill of Sale.  The Houston Asset Sellers shall have executed and
              ------------
delivered to Buyers a General Conveyance, Bill of Sale and Assignment substantially in the form of Exhibit D attached hereto.

          (p) Contract Terminations and Amendments.  Sellers shall have executed
              ------------------------------------
terminations of and amendments to their respective management services agreements, administrative services agreements, and contracts for services to the extent necessary to consummate the transactions contemplated by this Agreement.

          (q) Escrow Agreement. Sellers and the Escrow Agent shall have executed
              ----------------
and delivered the Escrow Agreement to Buyers.

          (r) Houston Personnel.  Effective no later than 11:58 p.m. on the day
              -----------------
upon which the Effective Time occurs, the Houston Asset Sellers shall have terminated all of the employees and independent contractors of the Houston Asset Sellers relating to the operations of the Clinics and/or the OcMed Businesses (the "Houston Personnel"). Any and all of the Houston Personnel who are hired or engaged by either of the Buyers following the Effective Time shall be considered "new hires" by Buyers, and, accordingly, the terms and conditions of any such persons' former employment or engagement with either of the Houston Asset Sellers or otherwise shall not be applicable to their employment or engagement by Buyers. Buyers shall have the sole right with respect to, and be solely responsible for, establishing all terms and conditions relating to the employment or engagement of any of the Houston Personnel. Nothing contained in this Agreement or, except for actions taken by Buyers, otherwise shall obligate either of the Buyers, after it has hired or engaged any of the Houston Personnel, to continue to employ or engage any such person for any length of time, and the employment or engagement of any such person shall be terminable at will at any time.

          (s) Bulk Sales.  Prior to the Closing Date, Sellers shall comply with
              ----------
applicable bulk sales laws, if any, and shall indemnify Buyers from any liability arising pursuant to the application of such laws.

          6.2  Conditions Precedent to Obligations of Sellers.  The obligations
               ----------------------------------------------
of Sellers hereunder are subject to the satisfaction, on or prior to the Closing Date, of the following conditions (unless waived by Sellers):

          (a) Accuracy of Representations and Warranties.  The representations
              ------------------------------------------
and warranties of Buyers contained in this Agreement shall be true in all material respects as of the Closing Date as though such representations and warranties had been made at and as of that time. All of the agreements of Buyers to be performed by Buyers on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects.

          (b) Action Restraining or Affecting Transaction.  No action or
              -------------------------------------------
proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transfer of the PhysiCare Stock, the Little Rock PA Stock, or the Houston Assets, and no third party or governmental agency or body shall have taken or threatened any action with respect to this Agreement as a result of which Sellers deem it inadvisable to proceed with the transactions contemplated herein.

          (c) Receipt of Consideration; Escrow Agreement.  Buyers shall have
              ------------------------------------------
delivered to Sellers and deposited with the Escrow Agent the Purchase Price to be delivered in accordance with Section 2.1, and Buyers shall have executed and delivered the Escrow Agreement to Sellers.

          (d) Legal Opinion.  Buyers shall have delivered to Sellers an opinion
              -------------
of Richard A. Parr II, General Counsel of OCI and counsel to OHCSW, dated the Closing Date, covering the matters set forth in Exhibit E hereto and, otherwise, in form and substance satisfactory to Sellers and Sellers' counsel. In rendering such opinion, such counsel may rely as to factual matters upon certificates of public officials and upon certificates of officers of Buyers.

          (e) Certificate; Other Deliveries.  Sellers shall have received a
              -----------------------------
certificate, signed by appropriate officers of Buyers and dated as of the Closing Date, certifying that (i) the representations and warranties of Buyers set forth herein are true and correct as of the Closing Date, and (ii) each of the Buyers has performed all of its obligations under this Agreement that were required to be performed by it prior to or at the Closing Date (except as performance may have been waived by Sellers prior to or at the Closing). Buyers shall have delivered to Sellers (i) an assumption agreement substantially in the form of Exhibit F hereto, fully executed and acknowledged by Buyers, pursuant to which Buyers assume all of Sellers' interests in the Assumed Liabilities, (ii) copies of resolutions duly adopted by the board of directors of Buyers authorizing and approving Buyers' performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents to be executed by Buyers as described herein, certified as true and of full force as of the Effective Time, by a vice president and the secretary of the respective Buyers, (iii) certificates of incumbency for the respective officers of the respective Buyers executing this Agreement or making certifications pursuant hereto dated as of the Closing Date, in form and substance reasonably acceptable to Sellers, (iv) certificates of existence and good standing (to the extent applicable) of Buyers from the state in which each is incorporated, dated no more than ten (10) days prior to the Closing Date, and (v) such other customary instruments, documents and certificates reasonably satisfactory to Sellers as shall be necessary to carry out the intent and effectuate the purposes of this Agreement.

          (f) Equipment Debt.  Buyers shall have paid or satisfied, or shall
              --------------
have made arrangements satisfactory to Sellers to pay or satisfy, the Equipment Debt (as defined in Section 8.5).

                                   ARTICLE 7
                                INDEMNIFICATION

          7.1  Indemnification by Buyers.  Subject to the provisions of Section
               -------------------------
10.6, Buyers jointly and severally covenant and agree that they will indemnify and hold Sellers and their successors and assigns and their respective affiliates and agents at all times harmless from and against any Loss (including reasonable attorneys' fees and other costs of defense) caused by or arising out of (a) any misrepresentation, breach of warranty, or breach or nonfulfillment of any covenant or agreement on the part of either Buyer under this Agreement, (b) any activity of PhysiCare or Little Rock PA on or after the Effective Time, (c) Buyers' operation of the Clinics and/or the OcMed Businesses after the Effective Time, or (d) any Assumed Liability.

          7.2  Indemnification by Sellers.  Subject to the provisions of Section
               --------------------------
10.6, DRCA, PCLLP, and DRCA Houston jointly and severally covenant and agree that they will indemnify and hold Buyers, PhysiCare, and Little Rock PA and their successors and assigns and their respective affiliates, officers, directors, employees, stockholders, and agents at all times harmless from and against any Loss (including reasonable attorneys' fees and other costs of defense) caused by or arising out of or in connection with (a) any misrepresentation, breach of warranty, or breach or nonfulfillment of any covenant or agreement on the part of any Seller under this Agreement (including, without limitation, the covenant set forth in Section 8.6), (b) any Excluded Liability, (c) the operation of the Clinics and/or the OcMed Businesses prior to the Effective Time, (d) as set forth in Section 6.1(u), or (e) Sellers' failure to obtain any of the Missing Consents (as such term is defined in Section 8.8).

          7.3  Undisputed Claims.  A party (the "Indemnified Party") may assert
               -----------------
a Claim that it is entitled to, or may become entitled to, indemnification under this Agreement by giving notice of its Claim to the party or parties that are, or may become, required to indemnify the Indemnified Party (the "Indemnifying Party," whether one or more), providing reasonable details of the facts giving rise to the Claim and a statement of the Indemnified Party's loss, damage, or expense (including attorneys' fees and costs) incurred, suffered, or paid (collectively, the "Loss") in connection with the Claim, to the extent such Loss is then known to the Indemnified Party and, otherwise, an estimate of the amount of the Loss that it reasonably anticipates that it will incur or suffer. If the Indemnifying Party does not object to the Claim during the twenty (20) day period following the date of delivery of the Indemnified Party's notice of its Claim (the "Objection Period"), the Claim shall be considered undisputed and the

Indemnified Party shall be entitled to recover the amount of its Loss. The fact that a Claim is not disputed by the Indemnifying Party shall not constitute an admission or create any inference that the asserted Claim is valid for any purpose other than the indemnity obligation of the Indemnifying Party as to such Claim pursuant to this Article 7.

          7.4  Disputed Claims.  If the Indemnifying Party gives notice to the
               ---------------
Indemnified Party within the Objection Period that the Indemnifying Party objects to the Claim, then (a) the parties shall attempt in good faith to resolve their differences during the thirty (30) day period following the date of delivery of the Indemnifying Party's notice of its objection (the "Resolution Period"), and (b) if the parties fail to resolve their disagreement during the Resolution Period, either party may unilaterally submit the disputed Claim for binding arbitration in Houston, Texas, in accordance with the American Arbitration Association's rules for commercial arbitration in effect at the time. The award of the arbitrator or panel of arbitrators shall include reasonable attorneys' fees to the prevailing party and may be entered in any appropriate court.

          7.5  Third Party Suits.  In the case of any Third Party Suit, the
               -----------------
Indemnified Party shall control the defense of the Third Party Suit, and the Indemnifying Party may, at its own expense, participate in (but not control) the defense and employ counsel separate from the counsel employed by the Indemnified Party; provided, however, that the Indemnified Party may demand that the Indemnifying Party assume control of the defense of the Third Party Suit at any time during the course of the suit. If the Indemnifying Party assumes control of the defense of a Third Party Suit, (a) the Indemnifying Party shall consult with the Indemnified Party with respect to the Third Party Suit upon the Indemnified Party's reasonable request for consultation, and (b) the Indemnified Party may, at its expense, participate in (but not control) the defense and employ counsel separate from the counsel employed by the Indemnifying Party. Regardless of whether the Indemnifying Party assumes the defense of the Third Party Suit, all parties shall cooperate in its defense.

          7.6  Settlement or Compromise.  If the Indemnified Party is conducting
               ------------------------
the defense of a Third Party Suit, the Indemnified Party shall give the Indemnifying Party at least fifteen (15) days prior written notice of any proposed settlement or compromise, during which time the Indemnifying Party may assume the defense of the Third Party Suit and, if it does so (or if the Indemnifying Party has already assumed control of such Third Party Suit), the proposed settlement or compromise may not be made without the Indemnifying Party's and the Indemnified Party's consent, which shall not be unreasonably withheld. If the Indemnifying Party does not so assume the defense of the Third Party Suit, the Indemnified Party may enter into the proposed settlement. Any settlement or compromise of any Third Party Suit by either the Indemnifying Party or the Indemnified Party entered into in compliance with this Section 7.6 shall also be binding on the other party in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of the settlement or compromise.

          7.7  Failure to Act by Indemnified Party.  Any failure by the
               -----------------------------------
Indemnified Party to defend a Third Party Suit shall not relieve the Indemnifying Party of its indemnification obligations if the Indemnified Party gives the Indemnifying Party at least thirty (30) days prior written notice of the Indemnified Party's intention not to defend and affords the Indemnifying Party the opportunity to assume the defense.

          7.8  Insured Claims.  In case any event shall occur which would
               --------------
otherwise entitle either party to assert a Claim for indemnification hereunder, no Loss shall be deemed to have been sustained by the Indemnified Party to the extent of any proceeds received by the Indemnified Party from any insurance policies with respect thereto.

                                   ARTICLE 8
                            POST-CLOSING COVENANTS

          8.1  Termination of Participation in the Employee Benefit Plans.  As
               ----------------------------------------------------------
of the Effective Time, employees of PhysiCare, Little Rock PA, and of the Houston Asset Sellers with respect to the Clinics and the OcMed Businesses shall cease to participate in or accrue benefits under the Employee Benefit Plans. DRCA and Donovan agree that, as soon as practicable following the Closing, at DRCA's and Donovan's expense, DRCA and Donovan will take all steps and make all filings necessary or appropriate in order to terminate the participation of the employees of PhysiCare and Little Rock PA in the Employee Benefit Plans, and DRCA and Donovan shall take any and all action necessary to authorize and direct the administrators of the Employee Benefit Plans to take such actions. DRCA and Donovan acknowledge and agree that DRCA and Donovan will assume and retain responsibility for the funding, administration, and distribution of benefits under the Employee Benefit Plans. With respect to any and all employees of PhysiCare, Little Rock PA, and the Houston Asset Sellers who become employees of either Buyer immediately after the Effective Time (the "Seller OcMed Employees"), Buyers covenant and agree that for all purposes with respect to any employee welfare/benefit plans in which Buyers will allow the Seller OcMed Employees to participate, each of such Seller OcMed Employees shall be allowed to participate in such of Buyers' employee welfare/benefit plans in the same manner as Buyers' other similarly situated employees are entitled to participate.

          8.2 Books and Records; Personnel. For a period of three years after
              ----------------------------
the Closing Date:

          (a) Buyers shall not dispose of or destroy any of the material Books and Records of PhysiCare, Little Rock PA, or the Houston Asset Sellers relating to periods prior to the Effective Time without first offering to turn over possession thereof to Sellers by written notice to Sellers at least thirty (30) days prior to the proposed date of such disposition or destruction.

          (b) Buyers shall allow Sellers and their agents access to all PhysiCare, Little Rock PA, and Houston Asset Sellers Books and Records during normal working hours at OCI's principal place of business or at any location where any Books and Records are stored, and Sellers shall have the right, at their expense, to make copies of any Books and Records; provided, however, that any such access or copying shall be had or done in such a manner so as not to interfere with the normal conduct of Buyers', PhysiCare's, and Little Rock PA's businesses.

          (c) Buyers shall make available to Sellers upon written notice (i) copies of any PhysiCare, Little Rock PA, or Houston Asset Sellers Books and Records, (ii) Buyers' personnel to assist in locating and obtaining any such Books and Records, and (iii) any of Buyers' personnel whose assistance or participation is reasonably required by Sellers or any of their affiliates in anticipation of, or preparation for, any litigation, tax return filing, or other matter in which any Seller is involved; provided, however, that any such copying or assistance shall be had or done in such a manner so as not to interfere with the normal conduct of Buyer's, PhysiCare's, and Little Rock PA's businesses. Sellers shall reimburse Buyers for the reasonable out-of-pocket expenses incurred by Buyers, PhysiCare, and Little Rock PA in performing the covenants contained in this Section 8.2.

          8.3  Release by Sellers and Sellers' Affiliates.  Except for
               ------------------------------------------
liabilities and obligations to any Seller or Sellers' Affiliates expressly described in Schedule 1.1(d) attached hereto, each Seller, on behalf of itself and all Sellers' Affiliates, as of the Closing Date, hereby releases, discharges, and acquits PhysiCare, Little Rock PA, and the Houston Asset Sellers of and from any and all debts, liabilities, and obligations to such Seller or any Sellers' Affiliate, including, without limitation, all management or consulting fees, cost reimbursement obligations, and any guarantee of any obligation of or to such Seller or Sellers' Affiliate. Each Seller hereby agrees that the matters released hereby are not limited to matters which are known or disclosed, and hereby waives any and all rights and benefits that such Seller or any Sellers' Affiliate now has or in the future may have conferred upon such Seller or any Sellers' Affiliate.

          8.4  Post-Closing Tax Filings.  If requested by Buyers either at the
               ------------------------
Closing or thereafter, each Seller shall execute a written consent authorizing Buyers to make the election permitted under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended. The parties acknowledge that it is their intention that Buyers shall include in their consolidated tax returns the results of operations of PhysiCare, Little Rock PA, and the Clinics and OcMed Businesses for all periods beginning on and after the Effective Time. Sellers agree to prepare and file PhysiCare's and Little Rock PA's federal income tax returns with respect to the periods prior to the Effective Time and to pay any and all taxes due in connection with such returns. The parties hereto agree to make any and all filings and elections necessary to accomplish the tax results described above and to cooperate in all reasonable respects with all other parties in providing all information and documents necessary for the other parties to file the tax returns and elections contemplated hereby.

          8.5  Post-Closing Calculation of Assumed Liabilities.  Within one
               -----------------------------------------------
hundred twenty (120) days after the Closing Date, Buyers shall prepare an unaudited balance sheet and any other appropriate statements necessary to establish the Trade Accounts Payable and the aggregate amount of the third party indebtedness related to certain Equipment (as more fully described on Schedule
8.5 hereto, the "Equipment Debt") ("Buyers' Determination") as of the Effective Time and shall deliver same to Sellers, together with reasonable supporting information. Sellers shall have twenty (20) days following the date of delivery to review Buyers' Determination. If Sellers do not object to Buyers' Determination during such twenty (20) day period, then Buyers' Determination shall be considered undisputed, and Buyers shall be entitled to recover the appropriate amount from the Escrow Agent pursuant to the appropriate provisions of the Escrow Agreement as described below. In the event that Sellers object to Buyers' Determination, the dispute shall be resolved in the manner set forth in Section 7.4 of this
Agreement.   If Buyers' Determination indicates that the actual Trade Accounts
Payable plus Equipment Debt as of the Effective Time were greater than Three Hundred Thousand Dollars ($300,000), Sellers agree that the Escrow Agent shall, pursuant to the appropriate provisions of the Escrow Agreement, transfer to Buyers cash equal to the amount by which the Trade Accounts Payable plus Equipment Debt as of the Effective Time were greater than Three Hundred Thousand Dollars ($300,000), and the Purchase Price shall be deemed adjusted accordingly.

          8.6 Noncompetition and Nonsolicitation Covenants of Sellers.
              -------------------------------------------------------

          (a) During the period beginning on the Closing Date and ending December 31, 2001 (the "Restricted Time Period"), each of the Sellers hereby jointly and severally covenants and agrees to be bound and abide by the restrictions set forth in this Section 8.6.

          (b) During the Restricted Time Period, none of the Sellers, nor any Sellers' Affiliate, will, directly or indirectly (including financial interests held by any Sellers' Affiliate), either as an employee, employer, consultant, agent, principal, partner, stockholder (other than any shares in a mutual fund, regardless of amount, or as an owner of less than five percent (5%) of the securities of a publicly held corporation), corporate officer, director, investor or financier, or in any other individual or representative capacity, engage or participate in, or consult with, any business or practice of medicine which includes any of the OcMed Businesses, at any location within (i) a twenty
(20) mile radius of any of the Clinics, or (ii) a twenty (20) mile radius of any other facility presently owned, operated, or managed by either Buyer or by any affiliate of either Buyer in the States of Texas and Arkansas as identified on
Schedule 8.6(b) attached hereto (such area described in (i) and (ii) immediately preceding being referred to in this Section 8.6(b) as the "Restricted Area"); provided, however, that, anything in this Section 8.6(b) to the contrary notwithstanding, (x) the Restricted Area with respect to the mobile testing portion of the OcMed Businesses shall not be limited to the defined radius from facilities in the States of Arkansas and Texas but shall be defined to include any area of any states in which OCI and its affiliates or DRCA or its affiliates perform or have performed any mobile testing business as of or at any time within six (6) months prior to the Closing Date, and (y) such noncompetition covenants shall not prohibit Sellers and their affiliates from providing employer or employer's insurance paid injury care medical services relating to employees and having specific reference to employment related matters, including without limitation laboratory testing, x-rays, work related injuries and illnesses, physical therapy and rehabilitation associated with work-related injuries, work-related independent medical evaluations, and/or consulting with employers regarding case management in the Restricted Area, but only to the extent strictly incidental to Sellers' orthopedic health care business and only if and to the extent that neither Sellers nor any of their affiliates markets itself to or, whether on its own behalf or for or on behalf of any other person or entity, solicits business from employers, patients, payors, or other related third parties as a primary care occupational health care provider.

          (c) During the Restricted Time Period, none of the Sellers nor any Sellers' Affiliate will, either for any Seller or for any other person, firm, corporation, or other entity, either directly or indirectly: (i) call on or solicit, or attempt to call on or solicit, any of Buyers' or any affiliate of Buyers' patients, customers or suppliers, in any manner which is competitive with Buyer's or affiliate of Buyers OcMed Businesses, as such businesses are operated from time to time in the areas identified in clauses (i) and (ii) of
Section 8.6(b) above; (ii) induce, or attempt to induce, any employee of either Buyer or any affiliate of either Buyer to terminate his or her employment or hire away, or attempt to hire away, any employee of either Buyer or any affiliate of either Buyer; (iii) induce, or attempt to induce, any supplier of services (including physician services) or resources (including investment and other financing resources) to withdraw, curtail or cancel the furnishing of supplies or services to either Buyer or any affiliate of either Buyer; or (iv) engage in any act or activity which would reasonably be expected to materially interfere with or harm any business relationship either Buyer or any affiliate of either Buyer may have with any patient, customer, employee, employer, independent contractor, principal, or supplier.

          (d) Each of the Sellers expressly acknowledges that such Seller has knowledge of certain business methods, trade secrets, and other proprietary information in connection with Sellers', PhysiCare's, Little Rock PA's, and the Houston Asset Sellers' businesses. Each of the Sellers expressly acknowledges and agrees that the Confidential Information (as hereinafter defined) is owned by PhysiCare, Little Rock PA, and/or the Houston Asset Sellers related to the OcMed Businesses and is now proprietary and confidential, and if any of the Confidential Information was imparted to, or became known by, any persons engaging in a business in any way competitive with that of either Buyer or any affiliate of either Buyer, such disclosure would result in hardship, loss, irreparable injury and damage to Buyers or such affiliate of Buyers the measurement of which would be difficult, if not impossible, to determine. Accordingly, each of the Sellers expressly agrees that each Buyer has a legitimate interest in protecting the Confidential Information and its business goodwill, that it is necessary for Buyers to protect their respective businesses and the businesses of its affiliates from such hardship, loss, irreparable injury, and damage, that the following covenants are a reasonable means by which to accomplish those purposes and that violation of any of the protective covenants contained herein shall constitute a breach of trust and is grounds for appropriate legal action for damages, enforcement, and/or injunction. Notwithstanding the foregoing, neither this Section 8.6(d) nor Section 8.6(e) shall apply to any information that was (i) known to the receiving party before its disclosure, (ii) is publicly available through no fault of any Seller or the party in possession of such information, or (iii) has been lawfully obtained from a third party without breach of the restrictions set forth in this Paragraph 8.6(d).

          (e) The confidential information obtained from or held by PhysiCare, Little Rock PA, and/or, with respect to the Clinics and/or the OcMed Businesses, the Houston Asset Sellers (the "Confidential Information") includes, by way of illustration and not by way of limitation: (i) lists containing the names of patients (excluding patients that have been referred to operations of Sellers other than the Clinics or OcMed Businesses), customers (excluding customers of Sellers' operations other than the Clinics or the OcMed Businesses), and employees of the Clinics and/or the OcMed Businesses; (ii) to the extent related to the Clinics and/or the OcMed Businesses, the past, present, and prospective methods, procedures, and techniques utilized in identifying prospective referral sources, patients, customers, and suppliers and in soliciting the business thereof; (iii) the methods, procedures, and techniques used in the operation of the Clinics and/or the OcMed Businesses, including the methods, procedures, and techniques utilized in marketing, pricing, applying, and delivering occupational health products and services; and (iv) compilations of information, records, and processes which are used in the operation of the Clinics and/or the OcMed Businesses to the extent relating thereto, including, without limitation, custom computer software programs (except those included within the Excluded Assets).

          (f) Each of the Sellers acknowledges that the Confidential Information gives Buyers and their respective affiliates an advantage over its respective competitors and that the same is not available to, or known by, their competitors or the general public. Each of the Sellers acknowledges that PhysiCare, Little Rock PA, and the Houston Asset Sellers have devoted, and Buyers will devote, substantial time, money, and effort in the development of the Confidential Information and in maintaining the proprietary and confidential nature thereof. Each of the Sellers agrees to use its or his best efforts and to exercise utmost diligence to protect and safeguard any of the Confidential Information that is known to such Seller or that at any time is in its or his possession. Except as required by law or a court order, each of the Sellers agrees that such Seller will not disclose, disseminate, or distribute to another, or induce any other person to disclose, disseminate, or distribute, any Confidential Information, directly or indirectly, either for a Seller's own benefit or for the benefit of another, whether or not acquired, learned, obtained or developed by such Seller alone or in conjunction with others, and none of the Sellers will use or cause to be used any Confidential Information in any way except as is required in the course of such Seller's involvement with Buyers. Each of the Sellers acknowledges and agrees that all Confidential Information, whether prepared by one of the Sellers or otherwise, shall remain the exclusive property of Buyers, PhysiCare, and Little Rock PA.

          (g) Each covenant in this Section 8.6 shall be construed as an agreement that is independent of any other provision of this Agreement and, unless otherwise indicated herein, each such covenant shall survive the Closing of the transactions contemplated by this Agreement. The existence of any claim or cause of action of any of the Sellers against Buyers, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyers of each of the covenants set forth in this Section 8.6.

          (h) If any of the Sellers violates any of covenants set forth in this
Section 8.6 and Buyers or any of their affiliates brings legal action for injunctive or other relief hereunder, Buyers shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full Restricted Time Period of the protective covenants contained in this Section

8.6. Accordingly, the Restricted Time Period shall have a duration equal to the time period stated in Section 8.6(a), computed from the date relief is granted, but reduced by the time between the period when the restriction began to run and the date of the first violation of the covenant by any of the Sellers.

          (i) Each of the Sellers agrees that the breach or attempted breach of Sellers' obligations under this Agreement would cause irreparable injury to Buyers and that any remedy at law would be inadequate. Each of the Sellers therefore agrees, in addition to any other relief, that Buyers and their affiliates will be entitled to injunctive and other equitable relief in case of any such breach or attempted breach. Each of the Sellers expressly waives any requirement that such Seller could assert for the securing or posting of any bond in connection with the obtaining of such injunctive or other equitable relief.

          (j) If any of the restrictions set forth in this Section 8.6 are adjudicated by a court of competent jurisdiction to be excessively broad, said restrictions determined to be excessively broad shall be reduced to the minimum extent necessary to make such restrictions enforceable, and the restrictions shall be enforced subject to such reduction. Any provision of this Section 8.6 not so reduced shall remain in full force and effect as written.

          8.7  Collection of Accounts Receivable.  DRCA will make available
               ---------------------------------
qualified DRCA personnel to collect on the Buyers' behalf the pre-Effective Time Accounts Receivable included in the Houston Assets and Accounts Receivable related to the mobile testing portion of the OcMed Businesses (the "H/M Accounts Receivable")on the following terms and conditions:

          (a) DRCA hereby guarantees to Buyers the collection of H/M Accounts Receivable equal to the lesser of: (i) Seventy-five percent (75%) of the gross H/M Accounts Receivable outstanding as of the Effective Time, but in no event less than One Million One Hundred Thousand Dollars ($1,100,000), or (ii) One Million Three Hundred Thousand Dollars ($1,300,000) (the "Collection Threshold"). At such time as such collections have reached the amount equal to the Collection Threshold, Buyers shall take such steps as are necessary to assign to DRCA any and all of Buyers' rights with respect to the H/M Accounts Receivable remaining uncollected at such time.

          (b) On a monthly basis, Buyers will pay DRCA a collection fee (the "Collection Fee") in the amount of seven and one-half percent (7.5%) of the H/M Accounts Receivable collected and paid to Buyers (up to a maximum aggregate amount equal to the Collection Threshold).

          (c) Payments shall be made to Buyers within fifteen (15) working days from the previous month's end for all H/M Accounts Receivable (up to the Collection Threshold) collected on behalf of Buyers. The Collection Fee shall be paid by Buyers within fifteen (15) days from receipt of the monthly payment from DRCA.

          (d) Final payment of all amounts due and owing pursuant to this arrangement shall be made not later than twelve (12) months from the Effective Time. In the event that collections by DRCA during such twelve (12) month period have not reached the Collection Threshold, then DRCA shall make a payment to Buyers in amount equal to difference between the Collection Threshold and the aggregate amounts collected and paid to Buyers during such period in accordance with this Section 8.7. At the end of such twelve (12) month period, to the extent not previously accomplished, Buyers shall take such steps as are reasonably necessary to assign to DRCA any and all of Buyers' rights with respect to the H/M Accounts Receivable remaining uncollected at such time.

          (e) Anything herein to the contrary notwithstanding, in the event that at least fifty percent (50%) of the Collection Threshold shall not have been collected by DRCA and paid over to Buyers pursuant to this Section 8.7 on or before June 30, 1997, Buyers may require that the Escrowed Funds (as defined in the Escrow Agreement) held pursuant to the Escrow Agreement not be released as provided therein, but, rather, that such Escrowed Funds shall be held by the Escrow Agent (as defined in the Escrow Agreement) pending DRCA's payment to Buyers of the Collection Threshold as provided in this Section 8.7. In the event that the Collection Threshold is not thereafter paid over to Buyer on or before December 31, 1997, as provided herein, a portion of the Escrowed Funds equal to the unpaid portion of the Collection Threshold shall at Buyers' direction be paid by the Escrow Agent to Buyers. To the extent that the Escrowed Funds are insufficient to satisfy the then unpaid portion of the Collection Threshold, DRCA shall remain obligated to Buyers with respect thereto. Notwithstanding the foregoing, except as set forth in Section 2(b) of the Escrow Agreement, at no time after June 30, 1997, shall Sellers be required to maintain Escrowed Funds in excess of the difference between the Collection Threshold and the amount of funds collected and paid over to Buyers pursuant to this Section 8.7, and, to the extent that such excess exists, such excess portion of the Escrowed Funds, less any funds held pursuant to Section 2(b) of the Escrow Agreement, shall be released to Sellers. It is expressly agreed that Buyers shall agree to release such excess Escrowed Funds, less any funds held pursuant to Section 2(b) of the Escrow Agreement, after June 30, 1997, to the extent such release is in accordance with the terms of this Section 8.7 and of the Escrow Agreement, from time to time, within five (5) business days after delivery of written notice from Sellers requesting such release.

          8.8  Post-Closing-Consents.  In the event that Sellers are unable to
               ---------------------
obtain any of the consents, approvals, and authorizations referred to in Section 6.1(e) or any of the Landlords' Agreements referred to in Section 6.1(k) prior to the Closing (collectively, the "Missing Consents"), and Buyers nonetheless agree to proceed with the Closing, Sellers hereby covenant and agree to continue to use their reasonable best efforts following the Closing to obtain such Missing Consents as soon as possible.

          8.9  Certain Payments.  On or prior to January 10, 1997, PhysiCare,
               ----------------
Little Rock PA, and each of the Houston Asset Sellers shall pay: (a) all accrued and unpaid vacation, sick leave, and/or paid time off payable to their respective employees, officers, and/or directors, and (b) all capital leases and loans related to the Little Rock Assets, the Houston Assets, and/or the OcMed Businesses which are not part of the Assumed Liabilities.

                                   ARTICLE 9
                                  TERMINATION

          9.1  By Mutual Consent.  This Agreement may be terminated without
               -----------------
further obligation of the parties at any time prior to Closing by mutual consent of the parties hereto.

          9.2  Damages.  No party shall be liable in damages to any other party
               -------
as a result of the failure to consummate the transactions contemplated by this Agreement unless such failure is caused by the material breach of such party of any of the terms or provisions of this Agreement.

          9.3  Unilateral Termination.  If, through no fault of or breach by a
               ----------------------
party hereto, the Closing is not consummated on or before December 31, 1996, this Agreement may be unilaterally terminated by written notice given by such party to the other parties (provided, that the failure to obtain required consents and approvals from third parties despite the exercise of a party's reasonable best efforts to do so shall not constitute fault or a breach by such party for the purposes of this Section 9.3).

          9.4  Effect of Termination.  If this Agreement is terminated pursuant
               ---------------------
to the provisions of this Article 9, all further obligations of Buyers and Sellers under this Agreement shall terminate without further liability of Buyers and Sellers; provided, however, that such termination shall not constitute a waiver by any party of any claim it may have for damages caused by reason of a breach by any other party of a representation, warranty, covenant, or agreement contained herein.

                                  ARTICLE 10
                                 MISCELLANEOUS

          10.1  Confidentiality.  Subject to Section 10.2, prior to the Closing,
                ---------------
each of the parties hereto shall keep confidential all information relating to the other parties that it obtains pursuant to this Agreement and shall use such information only for the purposes contemplated by this Agreement. In the event that this Agreement is terminated pursuant to Article 9, or otherwise, or the Closing does not occur by reason of failure of one of the conditions to the Closing, each of the parties agrees (a) to return to the other parties all documents, financial statements, and other information furnished or copied in connection with the transactions contemplated by this Agreement, and (b) not to disclose without the prior written consent of the other parties any information obtained with respect to the business or operations of the other parties hereto or any affiliate of such parties.

          10.2  Publicity.  Prior to Closing, no public announcement or other
                ---------
publicity regarding the transactions contemplated by this Agreement shall be made by any party without the prior written approval of all parties as to form, timing, and manner of distribution or publication. The parties shall agree on the form and content of any joint press release or other public announcement (including, for example, letters to the Corporation's employees, customers, and suppliers) which is to be released at or immediately following Closing. Nothing in this Section 10.2 or in Section
10.1 shall be considered to prohibit any party from making any disclosure required by any Law, including, without limitation, any federal or state securities law, rule, or regulation, any stock exchange rule, or any court order.

          10.3  Notices.  All notices, requests, demands, and other
                -------
communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when received if delivered personally, given by prepaid telegram, mailed first class, postage prepaid, registered or certified mail, delivered by Federal Express or other courier service, or sent by facsimile or other online transmission system, as follows (or to such other address as any party may by written notice in accordance with this Section notify the other parties hereto):

                If to OCI or OHCSW:

                   OccuSystems, Inc.
                   3010 LBJ Freeway, Suite 400
                   Dallas, Texas  75234
                   Attention:  General Counsel
                   Fax No. (972) 243-7540

                If to DRCA, Donovan, PCLLP, or DRCA Houston:

                   DRCA Medical Corporation
                   Three Riverway, Suite 1430
                   Houston, Texas  77056
                   Attention:  President
                   Fax No. (713) 439-0917

                With a copy to:

                   E. Scott Lineberry, Esq.
                   Hutcheson & Grundy, L.L.P.
                   1200 Smith Street, Suite 3300
                   Houston, Texas  77002
                   Fax No. (713) 951-2925

          10.4  Governing Law; Interpretation; Section Headings.  THIS AGREEMENT
                -----------------------------------------------
SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS. The section headings contained herein are for purposes of convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way.

          10.5  Entire Agreement.  This Agreement (including the Schedules and
                ----------------
Exhibits referred to herein) sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements, and understandings, whether written or oral, related to the subject matter hereof, including, without limitation, the letter of intent, dated as of December 9, 1996, between OccuSystems, Inc., and DRCA Medical Corporation. No representation, promise, inducement, or statement of intention has been made by any party hereto which is not embodied in this Agreement, or in the Exhibits or Schedules attached hereto or the written statements, certificates, or other documents delivered pursuant hereto.

          10.6  Survival; Limitation on Actions.  Except as otherwise expressly
                -------------------------------
set forth in this Section 10.6, all of the terms, provisions, covenants, representations, warranties, and conditions of this Agreement shall survive the Closing for a period of time equal to the lesser of (a) the applicable statute of limitations with respect to any Claim arising therefrom, or (b) four (4) years. Anything herein to the contrary notwithstanding, however, the applicable statute of limitations shall be the only limitation with respect to any Claim regarding tax matters or based on fraud. All of the terms, provisions, covenants, representations, warranties, and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns.

          10.7  Amendment; No Waiver.  This Agreement may be amended, modified,
                --------------------
superseded, or canceled, and any of the terms, provisions, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by all parties hereto, or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, covenant, representation, or warranty.

          10.8  Severability.  In the event that any one or more of the
                ------------
provisions of this Agreement shall be held or otherwise found to be invalid, illegal, or unenforceable, all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

          10.9  Assignment; No Third Party Beneficiary.  None of the parties
                --------------------------------------
hereto shall assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto; provided, however, and notwithstanding the foregoing, that OCI and/or OHCSW may (a) prior to or at the Closing assign all or any portion of their respective rights and obligations pursuant to this Agreement to OccuSystems, Inc., a Delaware corporation ("OccuSystems") or to any other wholly owned subsidiary or affiliate of OccuSystems, and (b) after the Closing, assign any or all of their respective rights hereunder without any consent or approval of any other party to this Agreement; and provided, further, that any such assignment by OCI or

OHCSW shall not relieve OCI or OHCSW of liability to DRCA, Donovan, PCLLP, or DRCA Houston hereunder. Except for any such valid assignment, this Agreement is for the sole benefit of the undersigned parties hereto and is not for the benefit of any third party.

          10.10  Further Assurances.  Each party shall execute and deliver such
                 ------------------
other documents and instruments, and take such other actions, as the other parties may reasonably request in order to effectuate the transactions contemplated by this Agreement.

          10.11  Counterpart and Facsimile Signatures.  Separate copies of this
                 ------------------------------------
Agreement may be signed by the parties hereto, with the same effect as though all of the parties had signed one copy of this Agreement. Signatures transmitted by facsimile shall be accepted as original signatures.

          10.12  Attorneys' Fees.  In any action at law or equity to enforce any
                 ---------------
of the provisions or rights under this Agreement, the unsuccessful party or parties to such litigation, as determined by the court in any final judgment or decree, shall pay the successful party or parties all costs, expenses, and reasonable attorneys' fees incurred therein by such party or parties (including, without limitation, such costs, expenses, and fees on any appeal or in connection with any bankruptcy proceeding), and if the successful party or parties recover judgment in any such action or proceeding, such costs, expenses, and attorneys' fees shall be included in and as a part of such judgment.

          10.13  Interpretation of Agreement.  The parties hereto acknowledge
                 ---------------------------
and agree that this Agreement has been negotiated at arm's length and between parties equally sophisticated and knowledgeable in the matters dealt with in this Agreement. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties as set forth in this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Stock and Asset Purchase Agreement as of the day and year first above written.


                                 OCCUCENTERS, INC.



                              By: /s/ Richard A. Parr II
                                 -----------------------
                              Name: Richard A. Parr II
                                   -------------------
                              Title: Executive Vice President
                                    -------------------------

                              OCCUPATIONAL HEALTH CENTERS OF THE
                                SOUTHWEST, P.A.



                              By: /s/ Richard A. Parr II
                                 -----------------------
                              Name: Richard A. Parr II
                                   -------------------
                              Title: Authorized Agent
                                    -----------------


                              DRCA MEDICAL CORPORATION



                              By: /s/ Ronald E. Pierce
                                 ---------------------
                              Name: Ronald E. Pierce
                                   -----------------
                              Title: President
                                    ----------



                                /s/ William F. Donovan, M.D.
                               -----------------------------
                              William F. Donovan, M.D.


                              PHYSICARE,  L.L.P.
                              By: OCCUPATIONAL MEDICINE ASSOCIATES OF HOUSTON, P.A., its managing partner


                                    By: /s/ William F. Donovan, M.D.
                                       -----------------------------
                                    Name: William F. Donovan, M.D.
                                         -------------------------
                                    Title: President
                                          ----------


                              DRCA HOUSTON CLINICS, INC.



                              By: /s/ Ronald E. Pierce
                                 ---------------------
                              Name: Ronald E. Pierce
                                   -----------------
                              Title: President
                                    ----------

                                   GUARANTEE
                                   ---------

     OccuSystems, Inc., a Delaware corporation and an affiliate of Buyers, hereby fully, completely, and unconditionally guarantees to Sellers the prompt performance of each and every obligation of Buyers pursuant to the foregoing Stock and Asset Purchase Agreement.

                              OCCUSYSTEMS,  INC.



                              By: /s/ Richard A. Parr II
                                 ------------------------
                              Name: Richard A. Parr II
                                   -------------------
                              Title: Executive Vice President
                                    -------------------------

                               SPOUSAL  CONSENTS
                               -----------------

     By her signature below, the undersigned spouse of William F. Donovan, M.D., hereby acknowledges that she has been advised with regard to her rights, powers, duties, and obligations pursuant to the foregoing Stock and Asset Purchase Agreement and has read and understands said Stock and Asset Purchase Agreement and agrees to be bound by its terms and provisions in all respects.



                                /s/ Sharon A. Donovan
                               ----------------------
                              SHARON A. DONOVAN